Exhibit 4.13
EXECUTION COPY

NOTE PURCHASE AGREEMENT

among

FLAGSTONE REINSURANCE HOLDINGS LIMITED

and

MERRILL LYNCH INTERNATIONAL, as Purchaser

Dated as of August 23, 2006

NOTE PURCHASE AGREEMENT
€13,000,000 Floating Rate Deferrable Interest Subordinated Notes due 2036

          THIS NOTE PURCHASE AGREEMENT, dated as of August 23, 2006 (this “Note Purchase Agreement”), is entered into among Flagstone Reinsurance Holdings Limited (the “Company”), and Merrill Lynch International or its permitted assignees (the “Purchaser”).

W I T N E S S E T H:

          WHEREAS, the Company proposes to issue and sell Thirteen Million Euros (€13,000,000) in aggregate principal amount of Floating Rate Deferrable Interest Subordinated Notes due 2036, bearing a variable rate per annum, reset quarterly, equal to EURIBOR (as defined in Schedule 3) plus 3.54% (the “Securities”and, together with this Note Purchase Agreement, the “Operative Documents”);

          NOW, THEREFORE, in consideration of the mutual agreements and subject to the terms and conditions herein set forth, the parties hereto agree as follows:

          1. Purchase and Sale of the Securities.

          (a) The Company agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Company, the Securities for an aggregate amount (the “Purchase Price”) equal to Thirteen Million Euros (€13,000,000). The Purchaser shall be responsible for the rating agency costs and expenses.

          (b) Delivery or transfer of, and payment for, the Securities shall be made at 10:00 A.M. Chicago time (11:00 A.M. New York time), on August 23, 2006 or such later date (not later than 30 days later) as the parties may designate (such date and time of delivery and payment for the Securities being herein called the “Closing Date”).The Securities shall be transferred and delivered to the Purchaser against the payment of the Purchase Price to the Company made by wire transfer in immediately available funds on the Closing Date to a U.S. account designated in writing by the Company.

          (c) Delivery of the Securities, duly executed and registered in the name of the Purchaser or its designees (subject to compliance with Section 13) and denominations and in the form set out in Schedule 2 hereto with such changes as may be agreed in writing by the Purchaser and the Company, shall be made at such location as the Purchaser shall designate. The Company agrees to have the Securities available for inspection and checking by the Purchaser in Chicago, Illinois, not later than 1:00 P.M., Chicago time (2:00 P.M. New York time), on the business day prior to the Closing Date. The closing for the purchase and sale of the Securities shall occur at the offices of Mayer, Brown, Rowe & Maw LLP, 71 South Wacker Drive, Chicago, Illinois 60606, or such other place as the parties hereto shall agree.

          2. Conditions. The obligations of the parties under this Note Purchase Agreement are subject to the following conditions:

          (a) The representations and warranties contained herein, and the statements of the Company made in any certificates pursuant to this Note Purchase Agreement, shall be accurate as of the date of delivery of the Securities.

          (b) (i) Sidley Austin LLP, special New York counsel for the Company (“Sidley”), shall have delivered an opinion, dated the Closing Date, addressed to the Purchaser and Cohen Bros. Financial Management, LLC, in substantially the form set out in Annex A-I hereto, (ii) Attride-Stirling & Woloniecki, special Bermuda counsel for the Company (“Bermuda Counsel”and, together with “Sidley” the “Company Counsel”), shall have delivered an opinion, dated the Closing Date, addressed to the Purchaser and Cohen Bros. Financial Management, LLC, in substantially the form set out in Annex A-II hereto, and (iii) the Company shall have furnished to the Purchaser the opinion of the Company’s General Counsel or a certificate signed by the Company’s Chief Executive Officer, President, an Executive Vice President, Chief Financial Officer, Treasurer or Assistant Treasurer or Secretary, dated the Closing Date, addressed to the Purchaser, in substantially the form set out in Annex A-III hereto. In rendering their opinion, the Company Counsel may rely as to factual matters upon certificates or other documents furnished by officers and directors of the Company and by government officials (provided, however, that copies of any such certificates or documents are delivered to the Purchaser) and by and upon such other documents as such counsel may, in their reasonable opinion, deem appropriate as a basis for the Company Counsel’s opinion. The Company Counsel may specify the jurisdictions in which they are admitted to practice and that they are not admitted to practice in any other jurisdiction and are not experts in the law of any other jurisdiction. Such Company Counsel Opinion shall not state that they are to be governed or qualified by, or that they are otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

          (c) The Purchaser shall have been furnished the opinion of Sidley Austin LLP, special tax counsel for the Company, dated the Closing Date, addressed to the Purchaser and Cohen Bros. Financial Management, LLC, in substantially the form set out in Annex B hereto.

          (d) The Company shall have furnished to the Purchaser a certificate of the Company, signed by the Chief Executive Officer, President or an Executive Vice President, and Chief Financial Officer, Treasurer or Assistant Treasurer of the Company, dated as of the Closing Date, as to (i) and (ii) below.

          (i) the representations and warranties of the Company in this Note Purchase Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; and

          (ii) since the date of the Financial Statements (as defined below), there has been no material adverse change in the condition (financial or other), earnings, business or business prospects of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions occurring in the ordinary course of business.

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          (e) Subsequent to the date of the Financial Statements, there shall not have been any change, or any development involving a prospective change, in or affecting the condition (financial or other), earnings, business or business prospects of the Company and its subsidiaries, taken as a whole, whether or not occurring in the ordinary course of business, the effect of which is, in the Purchaser’s reasonable judgment, so material and adverse as to make it impractical or inadvisable to proceed with the purchase of the Securities.

          (f) On or prior to the Closing Date, the Company shall have provided evidence satisfactory to the Purchaser of the financial ratings set forth in the Cohen Letter (as defined below).

          (g) On or prior to the Closing Date, the Company shall have furnished to the Purchaser and its special external counsel such further information, certificates and documents as the Purchaser or its counsel may reasonably request.

          If any of the conditions specified in this Section 3 shall not have been fulfilled when and as provided in this Note Purchase Agreement, or if any of the opinions, certificates and documents mentioned above or elsewhere in this Note Purchase Agreement shall not be reasonably satisfactory in form and substance to the Purchaser or its counsel, this Note Purchase Agreement and all the Purchaser’s obligations hereunder may be canceled at, or at any time prior to, the Closing Date by the Purchaser. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile and confirmed in writing.

          Each certificate signed by any officer of the Company and delivered to the Purchaser or the Purchaser’s special external counsel in connection with the Operative Documents and the transactions contemplated hereby and thereby shall be deemed to be a representation and warranty of the Company and not by such officer in any individual capacity.

          3. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with the Purchaser, as follows:

          (a) Neither the Company, nor any of its “Affiliates” (as defined in Rule 501(b) of Regulation D (“Regulation D”) under the Securities Act (as defined below)), nor any person acting on its or their behalf (provided, that the Company makes no representation, warranty or agreement with respect to the Purchaser or its Affiliates), has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of any of the Securities under the Securities Act of 1933, as amended (the “Securities Act”).

          (b) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf (provided, that the Company makes no representation, warranty or agreement with respect to the Purchaser or its Affiliates), has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of any of the Securities.

          (c) The Securities (i) are not and have not been listed on a national securities exchange registered under section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or quoted on a U.S. automated inter-dealer quotation system and (ii) are not of

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an open-end investment company, unit investment trust or face-amount certificate company that are, or are required to be, registered under section 8 of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the Securities otherwise satisfy the eligibility requirements of Rule 144A(d)(3) promulgated pursuant to the Securities Act (“Rule 144A(d)(3)”).

          (d) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf (provided, that the Company makes no representation, warranty or agreement with respect to the Purchaser or its Affiliates), has engaged, or will engage, in any “directed selling efforts” within the meaning of Regulation S under the Securities Act with respect to the Securities.

          (e) The Company is not, and, immediately following consummation of the transactions contemplated hereby and the application of the net proceeds therefrom, will not be, an “investment company” within the meaning of section 3(a) of the Investment Company Act.

          (f) The Company has not paid or agreed to pay to any person or entity, directly or indirectly, any compensation for soliciting another to purchase any of the Securities, except for the sales commission the Company has agreed to pay to Cohen Bros. & Company (or to the Company’s introducing agent on their behalf) pursuant to the letter agreement between the Company and Cohen Bros. & Company, dated August 11, 2006.

          (g) The Securities have been duly authorized by the Company and, on the Closing Date, will have been duly executed when delivered to the Purchaser against payment therefor in accordance with the Note Purchase Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Note Purchase Agreement, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws affecting creditors’ rights generally and to general principles of equity.

          (h) This Note Purchase Agreement has been duly authorized, executed and delivered by the Company.

          (i) Neither the issue and sale of the Securities nor the execution and delivery of and compliance with the Operative Documents by the Company, nor the consummation of the transactions contemplated herein or therein, (i) will conflict with or constitute a violation or breach of the charter or bylaws of the Company or any subsidiary of the Company or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, governmental authority, agency, or instrumentality, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or their respective properties or assets (collectively with any arbitrators or courts, the “Governmental Entities”), (ii) will conflict with or constitute a violation or breach of, or a default or Repayment Event (as defined below) under, or result in the creation or imposition of any Lien upon any property or assets of the Company or any of the Company’s subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which (A) the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or (B) to which any of the property or assets of any of them is subject, except for such conflicts, breaches, violations, defaults, Repayment

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Events (as defined below) or any pledge, security interest, claim, lien or other encumbrance of any kind (each, a “Lien”) which (X) would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents and (Y) would not, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business or business prospects of the Company and its subsidiaries, taken as a whole, whether or not occurring in the ordinary course of business (a “Material Adverse Effect”) or (iii) require the consent, approval, authorization or order of any court or Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries prior to its scheduled maturity.

          (j) The Company has been duly organized and is validly existing as a company with limited liability in good standing under the laws of Bermuda, with all requisite power and authority to own, lease and operate its properties and conduct the business it transacts and proposes to transact, and is duly qualified to transact business and, where applicable, is in good standing as a foreign company in each jurisdiction where the nature of its activities requires such qualification, except where the failure of the Company to be so qualified or be in good standing would not, singly or in the aggregate, have a Material Adverse Effect.

          (k) The Company has no subsidiaries that are material to its business, financial condition or earnings other than those subsidiaries listed in Schedule 1 attached hereto (as defined in Section 1-02(w) of Regulation S-X of the Securities Act, collectively, the “Significant Subsidiaries”). Each Significant Subsidiary has been duly organized or formed and is validly existing and, where applicable, in good standing under the laws of the jurisdiction in which it is organized or formed, with all requisite power and authority to own, lease and operate its properties and conduct the business it transacts and proposes to transact. Each Significant Subsidiary is duly qualified to transact business and, where applicable, is in good standing in each jurisdiction where the nature of its activities requires such qualification, except where the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a Material Adverse Effect.

          (l) Each of the Company and each of the Company’s subsidiaries hold all necessary approvals, authorizations, orders, licenses, consents, registrations, qualifications, certificates and permits (including, without limitation, insurance licenses from the insurance departments of the various states and jurisdictions where the Company’s insurance subsidiaries write insurance business or otherwise conduct insurance or reinsurance business, as the case may be. or as may be required by any applicable insurance statutes of such states or other jurisdictions (collectively, the “Insurance Licenses”)) (collectively, including the Insurance Licenses, the “Governmental Licenses”) of and from Governmental Entities necessary to conduct their respective businesses as now being conducted, and neither the Company nor any of the Company’s subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental License, except where the failure to hold such Governmental Licenses or the receipt of an unfavorable decision, ruling or finding in respect of any such proceeding, would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity or the failure of such

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Governmental Licenses to be in full force and effect would not, singly or in the aggregate, have a Material Adverse Effect; and the Company and its subsidiaries are in compliance with all applicable laws, rules, regulations, judgments, orders, decrees and consents, except where the failure to be in such compliance would not, singly or in the aggregate, have a Material Adverse Effect.

          (m) All of the issued and outstanding shares of capital stock of the Company and each of its subsidiaries are validly issued, fully paid and non-assessable; all of the issued and outstanding shares of capital stock of each subsidiary of the Company is owned by the Company, directly or through subsidiaries, free and clear of any Lien, claim or equitable right; and none of the issued and outstanding shares of capital stock of the Company or any subsidiary were issued in violation of any preemptive or similar rights arising by operation of law, under the charter or by-laws or other organizational document of such entity or under any agreement to which the Company or any of its subsidiaries is a party, subject to exceptions that would not, singly or in the aggregate, have a Material Adverse Effect.

          (n) Neither the Company nor any of its subsidiaries is (i) in violation of its respective charter or by-laws or other organizational documents or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract. indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any such subsidiary is a party or by which it or any of them may be bound or to which any of the property or assets of any of them is subject, except where such violation or default would not, singly or in the aggregate, have a Material Adverse Effect.

          (o) There is no action, suit or proceeding before or by any Governmental Entity, arbitrator or court, domestic or foreign, now pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Company’s subsidiaries, except for such actions, suits or proceedings that, if adversely determined, would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents or have a Material Adverse Effect; and the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective properties or assets is subject, including ordinary routine litigation incidental to the business, are not expected to result in a Material Adverse Effect.

          (p) The accountants of the Company who certified the Financial Statements (as defined below) are independent public accountants of the Company and its subsidiaries within the meaning of the Securities Act, and the rules and regulations of the Securities and Exchange Commission (the “Commission”)thereunder.

          (q) The audited consolidated financial statements (including the notes thereto) and schedules of the Company and its consolidated subsidiaries for the fiscal year ended December 31, 2005 (the “Financial Statements”) and the interim unaudited consolidated financial statements of the Company and its consolidated subsidiaries for the six months ended June 30, 2006 (the “Interim Financial Statements”) provided to the Purchaser are the most recent available audited and unaudited consolidated financial statements of the Company and its consolidated subsidiaries, respectively, and fairly present in all material respects, in accordance with U.S. generally accepted accounting principles (“GAAP”), the financial position of the

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Company and its consolidated subsidiaries, and the results of operations and changes in financial condition as of the dates and for the periods therein specified, subject, in the case of Interim Financial Statements, to year-end adjustments (which are expected to consist solely of normal recurring adjustments). Such consolidated financial statements and schedules have been prepared in accordance with GAAP consistently applied throughout the periods involved (except as otherwise noted therein).

          (r) [Reserved]

          (s) The Company and any of its subsidiaries, taken as a whole, do not have any material liability, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit, proceeding, hearing, charge, complaint, claim or demand against the Company or its subsidiaries that could give rise to any such liability), except for (i) liabilities set forth in the Financial Statements or the Interim Financial Statements and (ii) normal fluctuations in the amount of the liabilities referred to in clause (i) above occurring in the ordinary course of business of the Company and all of its subsidiaries since the date of the most recent balance sheet included in such Financial Statements.

          (t) The Company has not filed, and is not required by Governmental Entities, regulators, insurance commissioners or similar entities of the jurisdictions of organization of the Company or its insurance subsidiaries, if any, to file any regulatory or similar reports, until April 2007.

          (u) Since the date of the Financial Statements, there has not been (A) any material adverse change or development with respect to the condition (financial or otherwise), earnings, business or business prospects of the Company and its subsidiaries, taken as a whole, whether or not occurring in the ordinary course of business or (B) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock other than regular quarterly dividends on the Company’s common stock.

          (v) The authorized capitalization of the Company and its subsidiary insurance companies are as set forth in the Financial Statements and the Interim Financial Statements and meet all applicable regulatory requirements with respect thereto.

          (w) [Reserved]

          (x) None of the Company nor any of its subsidiaries, or any of their respective officers, directors, employees or representatives, is subject or is party to, or has received any notice from any Regulatory Agency (as defined below) that any of them will become subject or party to any investigation with respect to, any cease-and-desist order, agreement, civil monetary penalty, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Agency that, in any

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such case, currently restricts in any material respect the conduct of their business, taken as a whole, or that in any material manner relates to their capital adequacy, capital reserves, their marketing or sales practices, their ability or authority to pay dividends or make distributions to their shareholders or make payments of principal or interest on their debt obligations, their management or their business, taken as a whole (each, a “Regulatory Action”), nor has the Company or any of its subsidiaries been advised by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Action; and there is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company or any of its subsidiaries, except where such unresolved violation, criticism or exception would not, singly or in the aggregate, have a Material Adverse Effect. As used herein, the term “Regulatory Agency” means any federal or state agency charged with the supervision or regulation of insurance companies or holding companies of insurance companies, or companies engaged in the insurance of insurance company reserves, or any court, administrative agency or commission or other governmental agency, authority or instrumentality having supervisory or regulatory authority with respect to the Company or any of its subsidiaries.

          (y) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the executive officers of the Company, is imminent, except those which would not, singly or in the aggregate, have a Material Adverse Effect.

          (z) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity, other than those that have been made or obtained, is necessary or required for the performance by the Company of its obligations under the Operative Documents, as applicable, or the consummation by the Company of the transactions contemplated by the Operative Documents; provided, however, that the Company makes no representation or warranty with to any U.S. state securities laws.

          (aa) Each of the Company and each subsidiary of the Company has good and marketable title to all of its respective real and personal properties, in each case free and clear of all Liens and defects, except for those that would not, singly or in the aggregate, have a Material Adverse Effect; and all of the leases and subleases under which the Company or any subsidiary of the Company holds properties are in full force and effect, except where the failure of such leases and subleases to be in full force and effect would not, singly or in the aggregate, have a Material Adverse Effect; and none of the Company or any subsidiary of the Company has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary of the Company under any such leases or subleases, or affecting or questioning the rights of such entity to the continued possession of the leased or subleased premises under any such lease or sublease, except for such claims that would not, singly or in the aggregate, have a Material Adverse Effect.

          (bb) The Company has no present intention to exercise its option to defer payments of interest on the Securities as provided in Schedule 2. The Company believes that the likelihood that it would exercise its rights to defer payments of interest on the Securities as provided in Schedule 2 at any time during which the Securities are outstanding is remote because of the restrictions that would be imposed on the Company’s ability to declare or pay dividends or distributions on, or to redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company’s capital stock and on the Company’s ability to make any payments of

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principal, interest or premium, if any, on, or repay, repurchase or redeem, any of its debt securities that rank pari passu in all respects with or junior in interest to the Securities.

          (cc) The information provided by the Company pursuant to this Note Purchase Agreement does not, as of the date hereof, and will not, as of the Closing Date, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (dd) The Company and the Significant Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts in all material respects as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions contemplated hereby, including, but not limited to, real or personal property owned or leased against theft, damage, destruction, act of vandalism and all other risks customarily insured against. All policies of insurance and fidelity or surety bonds insuring the Company or any of the Significant Subsidiaries and the Company’s or Significant Subsidiaries’ respective businesses, assets, employees, officers and directors are in full force and effect, subject to exceptions that would not, singly or in the aggregate, have a Material Adverse Effect. The Company and each of the Significant Subsidiaries are in compliance with the terms of such policies and instruments, subject to exceptions that would not, singly or in the aggregate, have a Material Adverse Effect. Neither the Company nor any Significant Subsidiary has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business as is currently conducted, subject to exceptions that would not, singly or in the aggregate, have a Material Adverse Effect. Within the past twelve months, neither the Company nor any Significant Subsidiary has been denied any insurance coverage which it has sought or for which it has applied, subject to exceptions that would not, singly or in the aggregate, have a Material Adverse Effect.

          4. Representations and Warranties of the Purchaser. The Purchaser, represents and warrants to, and agrees with, the Company as follows:

          (a) The Purchaser is aware that the Securities have not been and will not be registered under the Securities Act or any other securities laws and may not be offered, sold or otherwise transferred within the United States or to “U.S. persons” (as defined in Regulation S under the Securities Act) except in accordance with Rule 903 of Regulation S under the Securities Act or pursuant to an effective registration statement or pursuant to an exemption from the registration requirements of the Securities Act or in a transaction not subject thereto and in accordance with the transfer restrictions set forth herein. Prior to any transfer of the Securities by the Purchaser, the Purchaser agrees to inform its transferee of the foregoing matters.

          (b) The Purchaser is (i) a “qualified institutional buyer,” as such term is defined in Rule 144A under the Securities Act or (ii) an “accredited investor,” as such term is defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act.

          (c) Neither the Purchaser, nor any of the Purchaser’s Affiliates, nor any person acting on the Purchaser’s or the Purchaser’s Affiliate’s behalf has engaged, or will engage, in any form

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of “general solicitation or general advertising” (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Securities.

          (d) The Purchaser understands and acknowledges that (i) no public market exists for any of the Securities and that it is unlikely that a public market will ever exist for the Securities, (ii) the Purchaser is purchasing the Securities for its own account, for investment and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or other applicable securities laws, subject to any requirement of law that the disposition of its property be at all times within its control and subject to its ability to resell such Securities pursuant to an effective registration statement under the Securities Act or pursuant to an exemption therefrom or in a transaction not subject thereto, and the Purchaser agrees to the legends and transfer restrictions applicable to the Securities contained in this Note Purchase Agreement, and (iii) the Purchaser has had the opportunity to ask questions of, and receive answers and request additional information from, the Company and is aware that it may be required to bear the economic risk of an investment in the Securities for an indefinite period of time.

          (e) The Purchaser is a company duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized with all requisite (i) power and authority to execute, deliver and perform the Operative Documents to which it is a party, to make the representations and warranties specified herein and therein and to consummate the transactions contemplated herein and (ii) right and power to purchase the Securities.

          (f) The Purchaser represents and warrants that: (i) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisers in connection herewith to the extent it has deemed necessary; (b) it has had a reasonable opportunity to ask questions or and receive answers from officers and representatives of the Company concerning its financial condition and results of operations and the purchase of the Securities and any such questions have been answered to its satisfaction; (c) it has had the opportunity to review all publicly available records and filings concerning the Company and it has carefully reviewed such records and filings that it considers relevant to making an investment decision; and (d) it has made its own investment decisions based upon its own judgment, due diligence and advise from such advisers as it has deemed necessary and not upon any view expressed by the Company.

          (g) This Note Purchase Agreement has been duly authorized, executed and delivered by the Purchaser and no filing with, or authorization, approval, consent, license, order registration, qualification or decree of, any governmental body, agency or court having jurisdiction over the Purchaser, other than those that have been made or obtained, is necessary or required for the performance by the Purchaser of its obligations under this Note Purchase Agreement or to consummate the transactions contemplated herein.

          5. Agreements of the Company. The Company agrees with the Purchaser as follows:

          (a) During the period from the date of this Agreement to the Closing Date, the Company shall use its best efforts and take all action necessary or appropriate to cause their representations and warranties contained in Section 4 hereof to be true as of the Closing Date,

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after giving effect to the transactions contemplated by this Note Purchase Agreement, as if made on and as of the Closing Date.

          (b) [Reserved].

          (c) The Company will not, nor will it permit any of its Affiliates to, nor will it permit any person acting on its or their behalf (other than the Purchaser or its Affiliates) to, resell any Securities that have been acquired by any of them.

          (d) The Company will not, nor will it permit any of its Affiliates or any person acting on its or their behalf (other than the Purchaser or its Affiliates as to which the Company makes no agreement) to, engage in any “directed selling efforts” within the meaning of Regulation S under the Securities Act with respect to the Securities.

          (e) The Company will not, nor will it permit any of its Affiliates or any person acting on its or their behalf (other than the Purchaser or its Affiliates as to which the Company makes no agreement) to, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of any of the Securities under the Securities Act.

          (f) The Company will not, nor will it permit any of its Affiliates or any person acting on its or their behalf (other than the Purchaser or its Affiliates as to which the Company makes no agreement) to, engage in any form of “general solicitation or general advertising” (within the meaning of Regulation D) in connection with any offer or sale of the any of the Securities.

          (g) So long as any of the Securities are outstanding, (i) the Securities shall not be listed on a national securities exchange registered under section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system, (ii) the Company shall not be an open-end investment company, unit investment trust or face-amount certificate company that is, or is required to be, registered under section 8 of the Investment Company Act, (iii) the Securities shall otherwise satisfy the eligibility requirements of Rule 144A(d)(3) and (iv) the Company shall not engage in any activity which would cause it to be an “investment company” required to be registered under the provisions of the Investment Company Act.

          (h) The Company shall furnish to (i) the holders, and subsequent holders of the Securities, (ii) Cohen Bros. Financial Management LLC (at Cira Centre, 2929 Arch Street, Suite 1703, Philadelphia, PA 19104, or such other address as designated by Cohen Bros. Financial Management LLC) and (iii) any beneficial owner of the Securities reasonably identified to the Company (which identification may be made by either such beneficial owner or by Cohen Bros. Financial Management LLC), a duly completed and executed certificate in the form attached hereto as Annex C, including the financial statements referenced in such Annex, which certificate and financial statements shall be so furnished by the Company not later than forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Company and not later than ninety (90) days after the end of each fiscal year of the Company.

          (i) So long as the Securities are outstanding and considered “restricted securities” under Rule 144(a)(3) under the Securities Act, the Company, during any period in which it is not subject to and in compliance with section 13 or 15(d) of the Exchange Act, nor exempt from

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such reporting requirements pursuant to Rule 12g3-2(b) under the Exchange Act, shall provide to each holder of the Securities and to each prospective purchaser (as designated by such holder) of the Securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act. This covenant is intended to be for the benefit of the Purchaser, the holders of the Securities, and the prospective purchasers designated by the Purchaser and such holders, from time to time, of the Securities.

          (j) [Reserved].

          (k) In the event that either (a) an Event of Default (as defined in Schedule 2) has occurred and is continuing, or (b) the Company has elected to defer payments of interest on the Securities by extending the interest payment period under the Securities (as provided for in Section 8(a) of Schedule 2), the Company shall provide to (i) the holders, and subsequent holders of the Securities, (ii) Cohen Bros. Financial Management LLC (at Cira Centre, 2929 Arch Street, Suite 1703, Philadelphia, PA 19104, or such other address as designated by Cohen Bros. Financial Management LLC) and (iii) any beneficial owner of the Securities reasonably identified to the Company (which identification may be made by either such beneficial owner or by Cohen Bros. Financial Management LLC) GAAP and statutory financial statements and interim quarterly financial statements, if available, including accompanying management discussion and analysis, for the Company and, if and as available, for its subsidiaries or affiliates. In addition, for the Company or any of its subsidiaries or affiliates which may be in liquidation. under regulatory supervision or in runoff, the Company shall provide to the Purchaser any reports and presentations to rating agencies, any run-off plan shared with regulatory authorities, internal or external actuarial reports and management projections.

          6. Calculation Agent and Fiscal Agent.

          (a) The Company undertakes that, on or before the first Interest Payment Date and so long as any of the Securities remain outstanding, it shall hire, at its expense, an agent appointed to calculate EURIBOR in respect of each Interest Payment Date in accordance with the terms of Schedule 3 hereto (the “Calculation Agent) to act as fiscal agent to administer, invoice, collect, calculate and distribute interest and principal amounts in respect of the Securities (the “Fiscal Agent”), which Fiscal Agent shall be the Euro-zone office of a major bank engaged in the Euro-zone interbank market. The Fiscal Agent, once appointed, shall also act as the Paying Agent and the Securities Registrar (as such terms are defined in Schedule 2) and may be the same entity as the Calculation Agent. The Company shall notify the Holders of the appointment of such Fiscal Agent at the Company’s expense. Neither the Calculation Agent nor the Fiscal Agent may resign its duties without a successor reasonably acceptable to the Company having been appointed at the expense of the Company.

          (b) The Calculation Agent shall be required to agree that, as soon as possible after 11:00 a.m. (Brussels time) on each EURIBOR Determination Date (as defined in Schedule 3). but in no event later than 11:00 a.m. (Brussels time) on the Business Day immediately following each EURIBOR Determination Date, the Calculation Agent will calculate the Interest Rate and payment amount (which payment amount shall be rounded to the nearest cent, with half a cent being rounded upwards) for the related Interest Payment Date, and will communicate such rate and amount to the Company and, if applicable, the Fiscal Agent (if the Calculation Agent and the

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Fiscal Agent are not the same entity). The Calculation Agent will also specify to the Company and, if applicable, the Fiscal Agent the quotations upon which the foregoing rates and amounts are based and, in any event, the Calculation Agent shall notify the Company before 5:00 p.m. (Brussels time) on each EURIBOR Determination Date that either: (i) it has determined or is in the process of determining the foregoing rates and amounts or (ii) it has not determined and is not in the process of determining the foregoing rates and amounts, together with its reasons therefor. The Calculation Agent’s determination of the foregoing rates and amounts for any Interest Payment Date will (in the absence of manifest error) be final and binding upon all parties. For the sole purpose of calculating the interest rate for the Securities, “Business Day” shall be defined as any day on which dealings in deposits in Euro are offered in the Euro-zone interbank market.

          7. Payment of Expenses. The Company agrees to pay all costs and expenses incident to the performance of the obligations of the Company under this Note Purchase Agreement, whether or not the transactions contemplated herein are consummated or this Note Purchase Agreement is terminated, including all costs and expenses incident to (i) the authorization, issuance, sale and delivery of the Securities and any taxes payable by the Company in connection therewith; and (ii) the fees and expenses of the counsel, the accountants and any other experts or advisors retained by the Company.

          If the sale of the Securities provided for in this Note Purchase Agreement is not consummated because any condition set forth in Section 2 hereof to be satisfied by either the Company is not satisfied, because this Note Purchase Agreement is terminated pursuant to Sections 9(i), (ii), (iii) or (iv) or because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder other than by reason of a default by the Purchaser, the Company will reimburse the Purchaser upon demand for all reasonable out-of-pocket expenses that shall have been incurred by the Purchaser in connection with the proposed purchase and sale of the Securities. The Company shall not in any event be liable to the Purchaser for the loss of anticipated profits from the transactions contemplated by this Note Purchase Agreement.

          8. Indemnification and Contribution.

          (a) The Company agrees to indemnify and hold harmless the Purchaser, the Purchaser’s Affiliates and Cohen Bros. & Company (collectively, the “Indemnified Parties”) and the Indemnified Parties’ respective directors, officers, employees and agents and each person who “controls” the Indemnified Parties within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (A) third party claims relating to (i) any untrue statement or alleged untrue statement of a material fact contained in any information or documents furnished or made available to the Purchaser by or on behalf of the Company, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) the breach or alleged breach of any representation, warranty or agreement of the Company contained herein, and (B) with respect to all other claims, (i) any untrue statement of a material

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fact contained in any information or documents furnished or made available to the Purchaser by or on behalf of the Company, (ii) the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) the breach of any representation, warranty or agreement of the Company contained herein, and agrees to reimburse each such Indemnified Party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) Promptly after receipt by an Indemnified Party under this Section 8 of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, promptly notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve the indemnifying party from liability under paragraph (a) above unless and to the extent that such failure results in the forfeiture by the indemnifying party of material rights and/or defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any Indemnified Party other than the indemnification obligation provided in paragraph (a) above. Purchaser shall be entitled to appoint counsel to represent the Indemnified Party in any action for which indemnification is sought. An indemnifying party may participate at its own expense in the defense of any such action; provided, that counsel to the indemnifying party shall not (except with the consent of the Indemnified Party) also be counsel to the Indemnified Party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. An indemnifying party will not, without the prior written consent of the Indemnified Parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Indemnified Parties are actual or potential parties to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action, suit or proceeding.

          (c) In order to provide for just and equitable contribution in circumstances under which the indemnification provided for in this Section 8 is for any reason held to be unenforceable for the benefit of an Indemnified Party in respect of any losses, liability, claims. damages or expenses referred to therein, then the indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such Indemnified Party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Purchaser, on the other hand, from the offering of the Securities, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Company, on the one hand, and the Purchaser, on the other hand, in connection with the statements, omissions or breaches, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

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          (d) The relative benefits received by the Company, on the one hand, and the Purchaser, on the other hand, in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities (before deducting expenses) received by the Company and any fee received by the Purchaser bear to the aggregate of such net proceeds and such fee.

          (e) The Company and the Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 8 was determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an Indemnified Party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in investigation, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever based upon any such untrue or (as specified in Section 8(a)) alleged untrue statement, omission or (as specified in Section 8(a)) alleged omission or breach or (as specified in Section 8(a)) alleged breach.

          (f) Notwithstanding any provision of this Section 8 to the contrary, the Purchaser shall not be required to contribute any amount in excess of the amount of any fee it has received.

          (g) No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (h) For purposes of this Section 8, each person, if any, who controls the Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the respective partners, directors, officers, employees and agents of the Purchaser or any such controlling person shall have the same rights to contribution as the Purchaser, while each officer and director of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

          (i) The indemnity and contribution agreements contained in this Section 8 are in addition to any liability that the Company may otherwise have to any Indemnified Party.

          9. Termination. This Note Purchase Agreement shall be subject to termination in the absolute discretion of the Purchaser, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) a downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is used by the Commission in Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, or such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Company’s debt securities, (ii) the Company shall be unable to sell and deliver to the Purchaser at least €13,000,000, in aggregate principal amount of the Securities other than as a result of a Purchaser default, (iii) the Company or any of its subsidiaries that is an insurance company shall cease to be “adequately-capitalized” under the statutes, rules, regulations, codes or ordinances of any Regulatory Agency within the meaning of any applicable regulations of any Regulatory Agency, or any formal

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administrative or judicial action is taken by any appropriate state or federal insurance regulator against the Company or of its subsidiary insurance companies for unsafe and unsound insurance practices, or violations of law, (iv) a suspension or material limitation in trading in any of the Company’s securities shall have occurred on the exchange or quotation system upon which the Company’ securities are traded, if any, (v) a general moratorium on commercial insurance activities shall have been declared either by federal or Bermuda authorities or (vi) there shall have occurred any outbreak or escalation of hostilities, or declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on the U.S. or European financial markets is such as to make it, in the Purchaser’s reasonable judgment, impracticable or inadvisable to proceed with the offering or delivery of the Securities.

          10. Representations and Indemnities to Survive. The agreements, representations, warranties, indemnities and other statements of the Company or its respective officers or trustees and of the Purchaser set forth in or made pursuant to this Note Purchase Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Purchaser, the Company or any of the their respective officers, directors, trustees or controlling persons, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 shall survive the termination or cancellation of this Note Purchase Agreement.

          11. Amendments. This Note Purchase Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement by each of the parties hereto; provided, however, that after the Closing Date, this Note Purchase Agreement, including the Schedules, and the Securities, may not be modified, amended, altered or supplemented, except upon the prior written consent of the Holders of at least a majority of the Outstanding Securities.

          12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Purchaser, will be mailed, delivered by hand or courier or sent by facsimile and confirmed to the Purchaser at Merrill Lynch Finance Centre, 2 King Edward Street, London EC1A 1HQ England, Attn: Andrew Bellis, Facsimile: 44 0 20 7995 0039; with a copy to Mayer, Brown, Rowe & Maw LLP, 71 South Wacker Drive, Chicago, Illinois 60606, Attention: J. Paul Forrester, Facsimile: (312) 701-7711 or other address as the Purchaser shall designate for such purpose in a notice to the Company; and if sent to the Company, will be mailed, delivered by hand or courier or sent by facsimile and confirmed to it at Flagstone Reinsurance Holdings Limited, Crawford House, 23 Church Street, 3rd Floor, Hamilton HM11 Bermuda, Attention: Todd White, Facsimile: (441) 296-9879.

          13. Successors and Assigns. This Note Purchase Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing expressed or mentioned in this Note Purchase Agreement is intended or shall be construed to give any person other than the parties hereto and the affiliates, directors, officers, employees, agents and controlling persons referred to in Section 8 hereof and their successors, assigns, heirs and legal representatives, any right or obligation hereunder. None of the rights or obligations of the Company under this Note Purchase Agreement may be assigned, whether by operation of law or otherwise, without the Purchaser’s prior written consent. The rights and obligations of the Purchaser under this Note Purchase Agreement may be assigned by the Purchaser without the Company’s consent; provided that the assignee assumes the obligations of

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the Purchaser and makes the representations, warranties and agreements of the Purchaser under this Note Purchase Agreement and each assignee and its collateral manager, if any, shall be entitled to enforce the rights of the Purchaser hereunder.

          14. Applicable Law. THIS NOTE PURCHASE AGREEMENT WILL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

          15. Submission to Jurisdiction. ANY LEGAL ACTION OR PROCEEDING BY OR AGAINST ANY PARTY HERETO OR WITH RESPECT TO OR ARISING OUT OF THIS NOTE PURCHASE AGREEMENT MAY BE BROUGHT IN OR REMOVED TO THE COURTS OF THE STATE OF NEW YORK, IN AND FOR THE COUNTY OF NEW YORK, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK (IN EACH CASE SITTING IN THE BOROUGH OF MANHATTAN). BY EXECUTION AND DELIVERY OF THIS NOTE PURCHASE AGREEMENT, EACH PARTY ACCEPTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS (AND COURTS OF APPEALS THEREFROM) FOR LEGAL PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS NOTE PURCHASE AGREEMENT.

          16. Appointment of Process Agent. The Company will designate and appoint CT Corporation System in New York City as its process agent (the “Process Agent”) upon which process may be served in any action arising out of or relating to this Note Purchase Agreement which may be instituted in any New York court by the Purchaser or the holders of the Securities, in accordance with legal procedures prescribed for such courts within fifteen (15) days of execution of the Note Purchase Agreement by the parties hereto, and will expressly consent to the non-exclusive jurisdiction of any such court in respect of any such action, and waive any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment may only be revoked upon the Company’s appointment of a new Process Agent in New York City and such Process Agent’s acceptance in writing of such appointment upon the same terms specified herein prior to the revocation of the previous Process Agent. Service of process upon the Process Agent and written notice of such service of process to it shall be deemed, in every respect, effective service of process upon the Company. Nothing herein shall in any way be deemed to limit the ability of the Purchaser or the holders of the Securities to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the Company or to bring actions, suits or proceedings against the Company in such other jurisdictions, and in such manner, as may be permitted by applicable law.

          17. Entire Agreement. This Note Purchase Agreement, together with the Operative Documents and the other documents delivered in connection with the transactions contemplated hereby, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Note

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Purchase Agreement, together with the Operative Documents and the other documents delivered in connection with the transactions contemplated hereby, supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          18. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in ever other respect and of the remaining provisions hereof shall not be in any way impaired or affect, it being intended that all of the Purchaser’s rights and privileges shall be enforceable to the fullest extent permitted by law.

          19. Counterparts and Facsimile. This Note Purchase Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. This Note Purchase Agreement may be executed by any one or more of the parties hereto by facsimile.

          20. Currency Indemnity. If, for the purposes of obtaining judgment in any court in any jurisdiction with respect to any payment due hereunder or under the Securities, it becomes necessary to convert into the currency of such jurisdiction (the “Judgment Currency”) any amount due hereunder in any currency other than the Judgment Currency (the “Currency Due”), then conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which judgment is given. For this purpose, “rate of exchange” means the rate at which the Purchaser or a Holder of the Securities is able, on the relevant date, to purchase the Currency Due with the Judgment Currency in accordance with its normal practices. In the event that there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given and the date of payment of the amount due, the Company will, on the day of payment, pay such additional amount, if any, or be entitled to receive reimbursement of such amount, if any, as may be necessary to ensure that the amount paid on such date is the amount in the Judgment Currency which when converted at the rate of exchange prevailing on the date of payment is the amount then due hereunder in the Currency Due. If the amount of the Currency Due which the Purchaser or such Holder would be able to purchase at such rate of exchange is less than the amount of the Currency Due originally due to it, the Company shall indemnify and save the Purchaser and the Holders harmless from and against loss or damage arising as a result of such deficiency. This indemnity shall constitute an obligation separate and independent from the other obligations contained herein, shall give rise to a separate and independent cause of action and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order.

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          IN WITNESS WHEREOF, this Purchase Agreement has been entered into as of the date first written above.

FLAGSTONE REINSURANCE HOLDINGS LIMITED

By:	/s/James O’Shaughnessy

	Name:	James O’Shaughnessy
	Title:	Chief Financial Officer

Flagstone Reinsurance Holdings Limited
Euro-Purchase Agreement

MERRILL LYNCH INTERNATIONAL

By:	/s/ R. A. Bellis

	Name:	Andrew Bellis
	Title:	Director

Flagstone Reinsurance Holdings Limited
Euro-Purchase Agreement

Schedule 1

List of Significant Subsidiaries

Flagstone Reinsurance Limited

Schedule 2

TERMS AND CONDITIONS OF THE SECURITIES

SECTION 1. Payment of Principal and Interest.

          (a) The unpaid principal amount of the Securities shall bear interest at a variable rate per annum, reset quarterly on an Interest Payment Date, equal to EURIBOR plus 3.54% until paid or duly provided for, such interest to accrue from the date of original issuance of each Security (the “Original Issue Date”) or from the most recent Interest Payment Date to which interest has been paid or duly provided for, and any overdue principal, premium, if any, Additional Amounts and any overdue installment of interest shall bear Additional Interest (to the . extent legally enforceable) at the rate equal to a variable rate per annum, reset quarterly on an Interest Payment Date, equal to EURIBOR plus 3.54%, compounded quarterly from the dates such amounts are due until they are paid or funds for the payment thereof are made available for payment.

          “Interest Payment Date” means March 15, June 15, September 15 and December 15 of each year, commencing on December 15, 2006, during the term of the Securities, subject to the Business Day Convention.

          “Business Day Convention” means that if any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Note Purchase Agreementor the Securities) payment of interest, premium, if any, or principal or other amounts in respect of such Security shall not be made on such date, but shall be made on the next succeeding Business Day (and additional interest shall accrue in respect of the amounts whose payment is so delayed for the period from and after any such Interest Payment Date, other than a Redemption Date or Maturity date, as the case may be, through but excluding such next succeeding Business Day) except that, if such Business Day falls in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the Interest Payment Date or Redemption Date or at the Stated Maturity.

          “Additional Interest” means the interest, if any, that shall accrue on any amounts payable on the Securities, the payment of which has not been made on the applicable Interest Payment Date and which shall accrue at the rate per annum specified or determined as specified in such Securities, in each case to the extent legally enforceable.

          (b) Interest and Additional Interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, except that interest and any Additional Interest payable on September 15, 2036 subject to adjustment as specified in the definition of “Business Day Convention” (the “Stated Maturity”) (or any date of principal repayment upon early maturity) of the principal of a Security or on a Redemption Date shall be paid to the Person to whom principal is paid. The initial payment of interest on any Security that is issued between a

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Regular Record Date and the related Interest Payment Date shall be payable as provided in such Security.

          “Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security. For the purposes of this definition, any security authenticated and delivered in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

          “Regular Record Date” for the interest payable on any Interest Payment Date with respect to the Securities (other than a Maturity date) means the date that is fifteen (15) days preceding such Interest Payment Date (whether or not a Business Day).

          “Redemption Date” means, when used with respect to any Security to be redeemed, the date fixed for such redemption, subject to adjustment as specified in the definition of “Business Day Convention”.

          (c) Any interest (including Additional Interest) on any Security that is due and payable, but is not timely paid or duly provided for, on any Interest Payment Date for Securities (other than a Maturity date) (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Person in whose name a Security is registered in the Securities Register (the “Holder”) on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in paragraph (i) or (ii) below:

(i) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a special record date for the payment of such Defaulted Interest (a “Special Record Date”), which shall be fixed in the following manner. At least thirty (30) days prior to the date of the proposed payment, the Company shall notify the Holders in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time shall make arrangements satisfactory to the Holders for the deposit of an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest. Thereupon the Company shall fix a Special Record Date for the payment of such Defaulted Interest, which shall be not more than fifteen (15) days and not less than ten (10) days prior to the date of the proposed payment and not less than ten (10) days after the receipt by the Holders of the notice of the proposed payment. The Company shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class, postage prepaid, to each Holder of a Security at the address of such Holder as it appears in the Securities Register not less than ten (10) days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the

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Securities (or their respective Predecessor Securities) are registered on such Special Record Date; or

(ii) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed and, upon such notice as may be required by such exchange.

          (d) Payments of interest on the Securities shall include interest accrued to but excluding the respective Interest Payment Dates or Maturity dates. Interest payments for the Securities shall be computed and paid on the basis of a 360-day year and the actual number of days elapsed in the relevant interest period.

Payment of principal of, premium, if any, and interest (including Additional Interest) on the Securities shall be made in such coin or currency of the European Union as at the time of payment is legal tender for payment of public and private debts.

          “Paying Agent” means any Person authorized by the Company to pay the principal of or any premium or interest on, or other amounts in respect of, any Securities on behalf of the Company.

          Payments of principal of, premium, if any, and interest (including Additional Interest) due at the Maturity of such Securities shall be made at the place of payment given by the Holder to the Company upon surrender of such Securities to the Company or the Paying Agent, if any, and other payments of interest (including Additional Interest) shall be made by wire transfer at such place and to such account at a banking institution in the European Union as may be designated in writing to the Company or the Paying Agent, if any, at least ten (10) Business Days prior to the date for payment by the Person entitled thereto unless proper written transfer instructions have not been received by the relevant date, in which case such payments shall be made by check mailed to the address of such Person as such address shall appear in the Security Register.

          “Maturity,” when used with respect to any Security, means the date on which the principal of such Security or any installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

          “Business Day” means any day other than (i) a Saturday or Sunday, or (ii) a day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed; provided, however, that for purposes of calculating the interest rate for the Securities, “Business Day” shall also be a day on which dealings in deposits in Euro are offered in the Euro-zone interbank market.

          (e) Subject to the foregoing provisions, each Security delivered upon transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Security.

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SECTION 2. Denominations.

          The Securities shall be in registered form without coupons and shall be issuable in minimum denominations of €100,000 and any integral multiple of €1,000 in excess thereof.

SECTION 3. Execution, Delivery and Dating.

          The Securities shall be executed on behalf of the Company by its Chairman of the Board, its Vice Chairman of the Board, its Chief Executive Officer, its President, its General Counsel, its Chief Financial Officer or one of its Vice Presidents. The signature of any of these officers on the Securities may be manual or facsimile. Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

SECTION 4. Registration, Transfer and Exchange Generally.

          (a) The Company shall keep a register (the “Securities Register”) in which it, as the registrar and transfer agent with respect to the Securities (the “Securities Registrar”), subject to such reasonable regulations as it may prescribe, shall provide for the registration of Securities and of transfers and exchanges of Securities.

          (b) Subject to compliance with Section 17 hereof, upon surrender for registration of transfer of any Security at the offices or agencies of the Company designated for that purpose the Company shall execute, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations of like tenor and aggregate principal amount.

          (c) At the option of the Holder, Securities may be exchanged for other Securities of any authorized denominations, of like tenor and aggregate principal amount, upon surrender of the Securities to be exchanged at the offices or agencies of the Company designated for such purpose. Whenever any Securities are so surrendered for exchange, the Company shall execute the Securities that the Holder making the exchange is entitled to receive.

          (d) All Securities issued upon any transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Note Purchase Agreement, as the Securities surrendered upon such transfer or exchange.

          (e) Every Security presented or surrendered for transfer or exchange shall (if so required by the Company) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company (or the Securities Registrar if the Company is not the Securities Registrar), duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing.

          (f) No service charge shall be made to a Holder for any transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Securities.

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          (g) the Company shall not be required pursuant to the provisions of this Section 4(g): (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business fifteen (15) days before the day of selection for redemption of Securities and ending at the close of business on the day of mailing of the notice of redemption or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except, in the case of any such Security to be redeemed in part, any portion thereof not to be redeemed.

          (h) The Company shall designate an office or offices or agency or agencies where Securities may be surrendered for registration or transfer or exchange. The Company initially designates Flagstone Reinsurance Holdings Limited, Crawford House, 23 Church Street, Third Floor, Hamilton HM 11 Bermuda, as its office and agency for such purposes. The Company shall give prompt written notice to the Holders of any change in the location of any such office or agency.

SECTION 5. Mutilated, Destroyed, Lost and Stolen Securities.

          (a) If any mutilated Security is surrendered to the Company together with such security or indemnity as may be required by the Company to save it harmless, the Company shall execute in exchange therefor a new Security of like tenor and aggregate principal amount and bearing a number not contemporaneously outstanding.

          (b) If there shall be delivered to the Company (i) evidence to its satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by it to save it harmless, then, in the absence of notice to the Company that such Security has been acquired by a bona fide purchaser, the Company shall execute, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and aggregate principal amount as such destroyed, lost or stolen Security, and bearing a number not contemporaneously outstanding.

          (c) If any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

          (d) Upon the issuance of any new Security under this Section 5, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.

          (e) Every new Security issued pursuant to this Section 5 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Note Purchase Agreement equally and proportionately with any and all other Securities duly issued hereunder.

          (f) The provisions of this Section 5 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

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SECTION 6. Persons Deemed Owners.

          The Company and any agent of the Company shall treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payment of principal of and any interest on such Security and for all other purposes whatsoever, and neither the Company nor any agent of the Company shall be affected by notice to the contrary.

SECTION 7. Cancellation.

          All Securities surrendered for payment, redemption, transfer or exchange shall, if surrendered to any Person other than the Company, be delivered to the Company, and any such Securities and Securities surrendered directly to the Company for any such purpose shall be promptly canceled by it.

SECTION 8. Deferrals of Interest Payment Dates.

          (a) So long as no Event of Default has occurred and is continuing, the Company shall have the right, at any time and from time to time during the term of the Securities, to defer the payment of interest on the Securities for a period of up to twenty (20) consecutive quarterly interest payment periods (each such period, an “Extension Period”), during which Extension Period(s), the Company shall have the right to make no payments or partial payments of interest on any Interest Payment Date. No Extension Period shall end on a date other than an Interest Payment Date and no Extension Period shall extend beyond the Stated Maturity of the principal of the Securities. No interest shall be due and payable during an Extension Period, except at the end thereof, but each installment of interest that would otherwise have been due and payable during such Extension Period shall bear Additional Interest (to the extent payment of such interest would be legally enforceable) at the rate equal to a variable rate per annum equal to EURIBOR plus 3.54%, compounded quarterly, from the dates on which amounts would have otherwise been due and payable until paid or until funds for the payment thereof have been made available for payment. At the end of any such Extension Period, the Company shall pay all interest then accrued and unpaid on the Securities together with such Additional Interest. Prior to the termination of any such Extension Period, the Company may extend such Extension Period and further defer the payment of interest; provided, that (i) all such previous and further extensions comprising such Extension Period do not exceed twenty (20) consecutive quarterly interest payment periods, (ii) no Extension Period shall end on a date other than an Interest Payment Date and (iii) no Extension Period shall extend beyond the Stated Maturity of the principal of the Securities. Upon the termination of any such Extension Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due on any Interest Payment Date, the Company may elect to begin a new Extension Period; provided, that (i) such Extension Period does not exceed twenty (20) consecutive quarterly interest payment periods, (ii) no Extension Period shall end on a date other than an Interest Payment Date, (iii) no Extension Period shall extend beyond the Stated Maturity of the principal of the Securities and (iv) no Event of Default has occurred and is continuing. The Company shall notify (i) the Holders of the Securities at the address provided upon request to the Securities Registrar and (ii) Cohen Bros. Financial Management LLC at Cira Centre, 2929 Arch Street, Suite 1703, Philadelphia, PA 19104, (215) 861-7868, Attention: Matthew T. Mueller, in writing and by telephone (except in the case of notice to the Holders) of its election to begin any such Extension

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Period at least five (5) Business Days prior to the next succeeding Interest Payment Date on which interest on the Securities would be payable but for such deferral.

          (b) In connection with any such Extension Period, the Company shall be subject to the restrictions set forth in Section 11.

SECTION 9. Agreed Tax Treatment.

          Each Security issued hereunder shall provide that the Company and, by its acceptance or acquisition of a Security or a beneficial interest therein, the Holder of, and any Person that acquires a direct or indirect beneficial interest in, such Security, intend and agree to treat such Security as indebtedness of the Company for United States Federal, state and local tax purposes. The Company will treat the Securities as indebtedness, and the amounts, other than payments of principal, payable in respect of the principal amount of such Securities as interest, for all U.S. federal income tax purposes. All payments in respect of the Securities will be made free and clear of U.S. withholding tax to any beneficial owner thereof that has provided an Internal Revenue Service Form W-9 or W-8BEN (or any substitute or successor form).

SECTION 10. Additional Amounts.

          All payments of principal of and premium, if any, interest (including any Additional Interest) and any other amounts on, or in respect of, the Securities shall be made without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Bermuda or any other jurisdiction in which the Company is organized (each, a “taxing jurisdiction”) or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (i) the laws (or any regulations or ruling promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (ii) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof).

          If a withholding or deduction at source is required, the Company shall, subject to certain limitations and exceptions set forth below, pay to the Holder of any such Security such additional amounts (“Additional Amounts”) as may be necessary so that every net payment of principal, premium, if any, interest (including any Additional Interest) or any other amount made to such Holder, after such withholding or deduction, shall not be less than the amount provided for in such Security and this Note Purchase Agreement to be then due and payable; provided, however, that the Company shall not be required to make payment of such Additional Amounts for or on account of:

a.

any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such Holder: (A) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some

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connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such Security; (B) presented such Security, where presentation is required, for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such Security could not have been presented for payment elsewhere; or (C) presented such Security, where presentation is required, more than thirty (30) days after the date on which the payment in respect of such Security first became due and payable or provided for, whichever is later, except to the extent that the Holder would have been entitled to such Additional Amounts if it had presented such Security for payment on any day within such period of thirty (30) days;

b.	any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

c.

any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the Holder or the beneficial owner of such Security to comply with any reasonable request by the Company addressed to the Holder within ninety (90) days of such request (A) to provide information concerning the nationality, residence or identity of the Holder or such beneficial owner or (B) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of (A) or (B), is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge;

d.

any withholding or deduction required to be made pursuant to any EU Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meetings of 26-27 November 2000, 3 June 2003 or any law implementing or complying with, or introduced in order to confirm to, such EU Directive; or

e.	any combination of items (a), (b), (c) and (d);

Whenever in this Note Purchase Agreement or in the Security there is mentioned, in any context, the payment of the principal of or any premium, interest (including Additional Interest) or any other amounts on, or in respect of, any Security or the net proceeds received on the sale or exchange of any Security, such mention shall be deemed to include mention of the payment of Additional Amounts provided by the terms established hereby or pursuant hereto to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to such terms, and express mention of the payment of Additional Amounts (if applicable) in any provision hereof shall not be construed as excluding the payment of Additional Amounts in those provisions hereof where such express mention is not made.

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SECTION 11. Events of Default.

          (a) “Event of Default” means, wherever used herein with respect to the Securities, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                    (i) default in the payment of any interest upon any Security, including any Additional Interest in respect thereof, when it becomes due and payable, and continuance of such default for a period of thirty (30) days (subject to the deferral of any due date in the case of an Extension Period); or

                    (ii) default in the payment of the principal of or any premium on any Security at its Maturity; or

                    (iii) default in the performance, or breach, of any covenant or warranty of the Company in this Note Purchase Agreement and continuance of such default or breach for a period of thirty (30) days after there has been given, by registered or certified mail, to the Company by the Holders of at least twenty five percent (25%) in aggregate principal amount of the Outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

                    (iv) the entry by a court having jurisdiction in the premises of a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of sixty (60) consecutive days;

                    (v) the institution by the Company of proceedings to be adjudicated a bankrupt or insolvent, or the consent by the Company to the institution of bankruptcy or insolvency proceedings against it, or the filing by the Company of a petition or answer or consent seeking reorganization or relief under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due and its willingness to be adjudicated a bankrupt or insolvent, or the taking of corporate action by the Company in furtherance of any such action; or

                    (vi) Any representation, warranty, certification or statement of fact made or deemed made by the Company (i) in this Schedule 2 or in the Securities shall be incorrect or misleading in any material respect when made or deemed made or (ii) in this Note Purchase

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Agreement or in any document delivered in connection herewith or therewith shall be incorrect or misleading so as to reasonably be expected to have, singly or in the aggregate, a material adverse effect on the condition (financial or otherwise), earnings, business or business prospects, of the Company and its subsidiaries, taken as a whole, whether or not occurring in the ordinary course of business.

          (b) Acceleration of Maturity; Rescission and Annulment. If an Event of Default occurs and is continuing, then and in every such case the Holders of not less than twenty five percent (25%) in aggregate principal amount of the Outstanding Securities may declare the principal amount of all the Securities to be due and payable immediately, by a notice in writing to the Company, and, upon any such declaration, the principal amount of and the accrued interest (including any Additional Interest) on all the Securities shall become immediately due and payable; provided, that the payment of principal and interest and all other amounts due with respect to such Securities remain subordinated to the extent provided hereinafter.

          At any time after such a declaration of acceleration with respect to Securities has been made and before a judgment or decree for payment of the money due has been obtained, the Holders of a majority in aggregate principal amount of the Outstanding Securities, by written notice to the Company, may rescind and annul such declaration and its consequences if:

                    (i) the Company has paid a sum sufficient to pay:

(A) all overdue installments of interest on all Securities,

(B) any accrued Additional Interest on all Securities, and

(C) the principal of and any premium on any Securities that have become due otherwise than by such declaration of acceleration and interest (including any Additional Interest) thereon at the rate borne by the Securities; and

(ii) all Events of Default with respect to Securities, other than the non-payment of the amounts that have become due solely by such acceleration, have been cured or waived.

          No such rescission shall affect any subsequent default or impair any right consequent thereon.

          In the event that either (i) an Event of Default has occurred and is continuing or (ii) the Company has elected to defer payments of interest on the Securities by extending the interest payment period (as provided for in Section 8(a) hereof), the Company shall provide to the Holders GAAP and statutory financial statements and interim quarterly financial statements, if available, including accompanying management discussion and analysis, for the Company and, if and as available, for its subsidiaries or affiliates. In addition, for the Company or any of its subsidiaries or affiliates which may be in liquidation, under regulatory supervision or in runoff, the Company shall provide to the Purchaser under the Note Purchase Agreement any reports and presentations to rating agencies, any run-off plan shared with Applicable Insurance Regulatory

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Authorities, internal or external actuarial reports and management projections. “Applicable Insurance Regulatory Authority” means, when used with respect to any Regulated Insurance Company, (x) the insurance department or similar administrative authority or agency located in each state or jurisdiction (foreign or domestic) in which such Regulated Insurance Company is domiciled or (y) to the extent asserting regulatory jurisdiction over such Regulated Insurance Company, the insurance department, authority or agency in each state or jurisdiction (foreign or domestic) in which such Regulated Insurance Company is licensed, and shall include any Federal or national insurance regulatory department, authority or agency that may be created and that asserts insurance regulatory jurisdiction over such Regulated Insurance Company.

          (c) Collection of Indebtedness and Suits for Enforcement. The Company covenants that if: (i) default is made in the payment of any installment of interest (including any Additional Interest) on any Security when such interest becomes due and payable and such default continues for a period of thirty (30) days, or (ii) default is made in the payment of the principal of and any premium on any Security at the Maturity thereof, then the Company will pay to the Holders of such Securities, the whole amount then due and payable on such Securities for principal and any premium and interest (including any Additional Interest). If the Company fails to pay such amounts forthwith upon such demand, the Holders may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

          (d) Unconditional Rights of Holders to Receive Principal, Premium, if any, and Interest. Notwithstanding any other provision in this Note Purchase Agreement. the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium on such Security at its Maturity and payment of interest (including any Additional Interest (to the extent legally enforceable)) on such Security when due and payable and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder. The rights of any Holder under this Note Purchase Agreement or under the Securities may be exercised by such Holder or any collateral manager of any such Holder.

          (e) Restoration of Rights and Remedies. If any Holder has instituted any proceeding to enforce any right or remedy under this Note Purchase Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Holder, then and in every such case the Company and such Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of such Holder shall continue as though no such proceeding had been instituted.

          (f) Rights and Remedies Cumulative. Except as otherwise provided in this Note Purchase Agreement, no right or remedy herein conferred upon or reserved to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or

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employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          (g) Delay or Omission Not Waiver. No delay or omission of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given hereby or by law to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Holders.

          (h) Waiver of Past Defaults. The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities may waive any past Event of Default hereunder and its consequences except an Event of Default: (i) in the payment of the principal of or any premium or interest (including any Additional Interest) on any Outstanding Security (unless such Event of Default has been cured and the Company has paid to the Holders a sum sufficient to pay all installments of interest (including any Additional Interest) due and past due and all principal of and any premium on all Securities due otherwise than by acceleration), or (ii) in respect of a covenant or provision hereof that cannot be modified or amended without the consent of each Holder of any Outstanding Security. Any such waiver shall be deemed to be on behalf of the Holders of all the Securities. Upon any such waiver, such Event of Default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Note Purchase Agreement; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon.

          (i) Undertaking for Costs. Each Holder of any Security by his or her acceptance thereof shall be deemed to have agreed that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Note Purchase Agreement, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 11(i) shall not apply to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than ten percent (10%) in aggregate principal amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or any premium on the Security after the Stated Maturity or any interest (including any Additional Interest) on any Security after it is due and payable.

          (j) Waiver of Usury, Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Note Purchase Agreement; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law.

          (k) Restrictions during Events of Default, Extension Periods. The Company covenants and agrees with each Holder of Securities that if (1) an Event of Default shall have occurred and be continuing, (2) the Company shall have given notice of its election to begin an Extension Period with respect to the Securities or such Extension Period, or any extension

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thereof, shall be continuing, or (3) any insurance company, which is a Covenant Significant Subsidiary (as defined hereinafter) of the Company, is rated by A.M. Best Company, Inc. and (x) is downgraded by A.M. Best Company, Inc. to a rating below A- and fails to renew more than 51% of its net premiums written in one or more transactions during any twelve (12) month period; (y) is downgraded by A.M. Best Company, Inc. to a rating below A- and sells more than 51% of its rights to renew net premiums written of its Covenant Significant Subsidiaries in one or more transactions over the course of a twelve (12) month period; or (z) (A) is downgraded by A.M. Best Company, Inc. to a rating below B++ or (B) withdraws its rating by A.M. Best Company, Inc., then, the Company shall not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of the Company’s capital stock or make any guarantee payments with respect to the foregoing, (ii) make any payment of principal of or any interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to the Securities (other than (A) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase or similar plan or in connection with the issuance of capital stock of the Company ( or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Event of Default, Extension Period or the applicability of the circumstances specified in clause (3) above, (B) as a result of an exchange or conversion of any class or series of the Company’s capital stock for any class or series of the Company’s capital stock or of any class or series of the Company’s indebtedness for any class or series of the Company’s capital stock, (C) the purchase of fractional interests in shares of the Company’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (D) any declaration of a dividend in connection with any Rights Plan, the issuance of rights, stock or other property under any Rights Plan or the redemption or repurchase of rights pursuant thereto, (E) any dividend in the form of stock. warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock and any cash payments in lieu of fractional shares issued in connection therewith), or (iii) enter into any contracts with shareholders holding more than 10% of the outstanding shares of common stock of the Company other than on an arm’s-length-basis and in the ordinary course of business ((i), (ii) and (iii) above, collectively, the “Block”); provided, however, that the Block shall only apply to subsections 3(x) and (y) above for so long as any such insurance subsidiary which is a Covenant Significant Subsidiary is rated below A- by A.M. Best Company, Inc.; provided, further, that the Block shall only apply to subsection 3(z) above for so long as any such insurance subsidiary which is a Covenant Significant Subsidiary is rated below B++ by A.M. Best Company, Inc. For purposes of this Section 10.6 only, a “Covenant Significant Subsidiary”shall have the meaning as defined in Section 1-02(w) of Regulation S-X (“Reg S-K”) of the Securities Act, except that wherever Reg S-X states “10 percent,” such “10 percent” shall be replaced by “20 percent.”

          “Rights Plan” means a plan of the Company providing for the issuance by the Company to all holders of its Common Stock of rights entitling the holders thereof to subscribe for or purchase, directly or indirectly, shares of its Common Stock which rights (i) are deemed to be transferred with such shares of such Common Stock and (ii) are also issued in respect of future

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issuances of such Common Stock, in each case until the occurrence of a specified event or events.

          “Common Stock” means the common shares, par value $0.01 per share, of the Company.

          “Outstanding” means, when used in reference to any Securities, as of the date of determination, all Securities theretofore delivered under this Note Purchase Agreement, except: (i) Securities theretofore canceled by the Company or delivered to the Company for cancellation; (ii) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided, that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Note Purchase Agreement; and (iii) Securities that have been paid or in substitution for or in lieu of which other Securities have been delivered pursuant to this Note Purchase Agreement, unless proof satisfactory to the Company is presented that any such Securities are held by Holders in whose hands such Securities are valid, binding and legal obligations of the Company; provided, that, in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding Securities unless the Company holds all of the Outstanding Securities so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Company the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor.

SECTION 12. Consolidation, Merger, Conveyance, Transfer or Lease.

          (a) Company May Consolidate, Etc., Only on Certain Terms. The Company shall not, while any of the Securities remain outstanding, consolidate or amalgamate with or merge into any other Person or sell, convey, transfer or lease all or substantially all of its properties and assets as an entirety to any Person unless:

                    (i) if the Company shall consolidate or amalgamate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the entity formed by such consolidation or amalgamation into which the Company is merged or the Person that acquires by conveyance or transfer, or that leases, the properties and assets of the Company substantially as an entirety shall be an entity organized and existing under the laws of the United States of America or any State or Territory thereof, the District of Columbia, Bermuda, the Cayman Islands or any other country, which is a member state of the Organization for Economic Cooperation and Development unless it has: (1) agreed to make all payments due in respect of the Securities without withholding or deduction for, or on account of, any taxes, duties, assessments or other governmental charges under the laws or regulations of the jurisdiction of organization or residence (for tax purposes) of such entity or any political subdivision or taxing authority thereof or therein unless required by applicable law, in which case such entity shall have agreed to pay such additional amounts as shall be required so that the net amounts received and retained by the Holders of such Securities after payment of all taxes

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(including withholding taxes), duties, assessments or other governmental charges, will be equal to the amounts that such Holders would have received and retained had no such taxes (including withholding taxes), duties, assessments or other governmental charges been imposed; (2) irrevocably and unconditionally consented and submitted to the jurisdiction of any United States federal court or New York state court, in each case located in the Borough of Manhattan, The City of New York, in respect of any action, suit or proceeding against it arising out of or in connection with this Note Purchase Agreement or the Securities and irrevocably and unconditionally waived, to the fullest extent permitted by law, any objection to the laying of venue in any such court or that any such action, suit or proceeding has been brought in an inconvenient forum; (3) irrevocably appointed an agent in The City of New York for service or process in any action, suit or proceeding referred to in clause (2) above; and (4) has provided an opinion of counsel that the Holders’ rights to enforce the Company’s obligations in the successor’s jurisdiction of organization are substantially the same as provided to creditors in Bermuda and there are no currency restrictions in such jurisdiction, and the successor shall expressly assume, by note purchase agreement substantially and substantively in the same form as this Note Purchase Agreement, executed and delivered to the Holders, in form reasonably satisfactory to the Holders, the due and punctual payment of the principal of and any premium and interest (including any Additional Interest) on all the Securities and the performance of every covenant of this Note Purchase Agreement on the part of the Company to be performed or observed;

                    (ii) immediately after giving effect to such transaction, no Event of Default, and no event that, after notice or lapse of time, or both, would constitute an Event of Default, shall have happened and be continuing; and

                    (iii) the Company has delivered to the Holders an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, and that all conditions precedent herein provided for relating to such transaction have been complied with; and the Holders may rely upon such Officers’ Certificate and Opinion of Counsel as conclusive evidence that such transaction complies with this Section 12.

          (b) Successor Company Substituted. Upon any consolidation, amalgamation or merger by the Company with or into any other Person, or any sale, conveyance, transfer or lease by the Company of its properties and assets substantially as an entirety to any Person, the successor entity formed by such consolidation or amalgamation into which the Company is merged or to which such sale, conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Note Purchase Agreement with the same effect as if such successor Person had been named as the Company herein; and in the event of any such conveyance, merger, amalgamation or transfer, the Company shall be discharged from all obligations and covenants under this Note Purchase Agreement and the Securities. Such successor Person may cause to be executed, and may issue either in its own name or in the name of the Company, any or all of the Securities issuable hereunder that theretofore shall not have been signed by the Company. All the Securities so issued shall in all respects have the same legal rank and benefit under this Note Purchase Agreement as the Securities theretofore or thereafter issued in accordance with the terms of this Note Purchase Agreement. In case of any such consolidation, amalgamation, merger, sale,

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conveyance, transfer or lease, such changes in phraseology and form may be made in the Securities thereafter to be issued as may be appropriate to reflect such occurrence.

SECTION 13. Covenants.

          (a) Payment of Principal, Premium, if any, and Interest. The Company covenants and agrees for the benefit of the Holders of the Securities that it will duly and punctually pay the principal of and any premium and interest (including any Additional Interest) on the Securities in accordance with the terms of the Securities and this Note Purchase Agreement. As of the date of this Note Purchase Agreement, the Company represents that it has no present intention to exercise its right to defer payments of interest on the Securities.

          (b) Money for Security Payments to be Held in Trust.

                    (i) If the Company shall at any time act as its own Paying Agent with respect to the Securities, it will, on or before each due date of the principal of and any premium or interest (including any Additional Interest) on the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium or interest (including Additional Interest) so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Holders in writing of its failure so to act.

                    (ii) Whenever the Company shall have one or more Paying Agents, it will, prior to 10:00 a.m., New York City time, on each due date of the principal of or any premium or interest (including any Additional Interest) on any Securities, deposit with a Paying Agent a sum sufficient to pay such amount, and the Company will promptly notify the Holders of its failure so to act.

                    (iii) Any money deposited with any Paying Agent, or then held by the Company in trust for the payment of the principal of and any premium or interest (including any Additional Interest) on any Security and remaining unclaimed for two years after such principal and any premium or interest has become due and payable shall (unless otherwise required by mandatory provision of applicable escheat or abandoned or unclaimed property law) be paid upon request to the Company, or (if then held by the Company) shall (unless otherwise required by mandatory provision of applicable escheat or abandoned or unclaimed property law) be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, that such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

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          (c) Statement as to Compliance. The Company shall deliver to the Holders, within one hundred and twenty (120) days after the end of each fiscal year of the Company ending after the date hereof, an Officers’ Certificate covering the preceding calendar year, stating whether or not to the knowledge of the signers thereof the Company is in default in the performance or observance of any of the terms, provisions and conditions of this Note Purchase Agreement (without regard to any period of grace or requirement of notice provided hereunder), and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

“Officers’ Certificate” means a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the Chief Executive Officer, the President, the General Counsel or a Vice President, and by the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company.

          (d) Waiver of Covenants. The Company may omit in any particular instance to comply with any covenant or condition contained in this Note Purchase Agreement if, before or after the time for such compliance, the Holders of at least a majority in aggregate principal amount of the Outstanding Securities shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company in respect of any such covenant or condition shall remain in full force and effect.

SECTION 14. Redemption.

          (a) Optional Redemption. The Company may, at its option, on any Interest Payment Date, on or after September 15, 2011, redeem the Securities in whole at any time or in part from time to time, at a Redemption Price equal to one hundred percent (100%) of the principal amount thereof (or of the redeemed portion thereof, as applicable), together, in the case of any such redemption, with accrued interest, including any Additional Interest (to the extent legally enforceable), through but excluding the date fixed as the Redemption Date (the “Optional Redemption Price”); provided, that the Company shall have received the prior approval of any Applicable Insurance Regulatory Authorities with respect to such redemption if then required.

          (b) Special Event Redemption. Prior to September 15, 2011, upon the occurrence and during the continuation of a Special Event, the Company may, at its option, redeem the Securities, in whole but not in part, at a Redemption Price equal to one hundred seven and one half percent (107.5%) of the principal amount thereof, together, in the case of any such redemption, with accrued interest, including any Additional Interest (to the extent legally enforceable), through but excluding the date fixed as the Redemption Date (the “Special Redemption Price”), provided, that the Company shall have received the prior approval of any Applicable Insurance Regulatory Authority with respect to such redemption if then required. “Special Event” means the occurrence of an Investment Company Event or a Tax Event. “Investment Company Event” means the receipt by the Company of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation (including any announced prospective change) or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or

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regulatory authority, there is more than an insubstantial risk that the Company is or, within ninety (90) days of the date of such opinion will be, considered an “investment company” that is required to be registered under the Investment Company Act, which change or prospective change becomes effective or would become effective, as the case may be, on or after the Original Issue Date. “Tax Event” means the receipt by the Company of an opinion of counsel experienced in such matters to the effect that, as a result of (a) any amendment to or change (including any announced prospective change) in the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein or (b) any judicial decision or any official administrative pronouncement (including any private letter ruling, technical advice memorandum or field service advice) or regulatory procedure, including any notice or announcement of intent to adopt any such pronouncement or procedure (an “Administrative Action”), regardless of whether such judicial decision or Administrative Action is issued to or in connection with a proceeding involving the Company and whether or not subject to review or appeal, which amendment, change, judicial decision or Administrative Action is enacted, promulgated or announced, in each case, on or after the Original Issue Date, there is more than an insubstantial risk that interest payable by the Company on the Securities is not, or within ninety (90) days of the date of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes, or that the Company will be subject to more than a de minimis amount of other taxes, duties or other governmental charges.

          (c) Election to Redeem. The election of the Company to redeem any Securities, in whole or in part, shall be evidenced by or pursuant to a Board Resolution. In the case of any redemption of Securities, in whole or in part, (a) prior to the expiration of any restriction on such redemption provided in this Note Purchase Agreement or the Securities or (b) pursuant to an election of the Company which is subject to a condition specified in this Note Purchase Agreement or the Securities, the Company shall furnish the Holders with an Officers’ Certificate and an opinion of counsel evidencing compliance with such restriction or condition. “Board of Directors” means the board of directors of the Company or any duly authorized committee of that board of directors.

          (d) Selection of Securities to be Redeemed. If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected and redeemed on a pro rata basis not more than sixty (60) days prior to the Redemption Date by the Company from the Outstanding Securities not previously called for redemption, provided, that the unredeemed portion of the principal amount of any Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security.

The provisions of Section 14(d) shall not apply with respect to any redemption affecting only a single Security, whether such Security is to be redeemed in whole or in part. In the case of any such redemption in part, the unredeemed portion of the principal amount of the Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security.

          (e) Notice of Redemption. Notice of redemption shall be given not later than the thirtieth (30th) day, and not earlier than the sixtieth (60th) day, prior to the Redemption Date to each Holder of Securities to be redeemed, in whole or in part. With respect to Securities to be redeemed, in whole or in part, each notice of redemption shall state: (i) the Redemption Date; (ii)

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the Redemption Price or, if the Redemption Price cannot be calculated prior to the time the notice is required to be sent, the estimate of the Redemption Price, as calculated by the Company, together with a statement that it is an estimate and that the actual Redemption Price will be calculated on the fifth Business Day prior to the Redemption Date (and if an estimate is provided, a further notice shall be sent of the actual Redemption Price on the date that such Redemption Price is calculated); (iii) if less than all Outstanding Securities are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular Securities to be redeemed; (iv) that on the Redemption Date, the Redemption Price will become due and payable upon each such Security or portion thereof, and that any interest (including any Additional Interest) on such Security or such portion, as the case may be, shall cease to accrue on and after said date; and (v) the place or places where such Securities are to be surrendered for payment of the Redemption Price. Notice of redemption of Securities to he redeemed, in whole or in part, at the election of the Company shall be given by the Company in the name and at the expense of the Company and shall be irrevocable. The notice if mailed in the manner provided above shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, a failure to give such notice by mail or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

          (f) Deposit of Redemption Price. Prior to 10:00 a.m., New York City time, on the Redemption Date specified in the notice of redemption, the Company will deposit with one or more Paying Agents (or if the Company is acting as its own Paying Agent, the Company will segregate and hold in trust) an amount of money sufficient to pay the Redemption Price of, and any accrued interest (including any Additional Interest) on, all the Securities (or portions thereof) that are to be redeemed on that date.

          (g) Payment of Securities Called for Redemption. If any notice of redemption has been given, the Securities or portion of Securities with respect to which such notice has been given shall become due and payable on the date and at the place or places stated in such notice at the applicable Redemption Price, together with accrued interest (including any Additional Interest) to but excluding the Redemption Date. On presentation and surrender of such Securities at the place of payment specified in such notice, the Securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable Redemption Price, together with accrued interest (including any Additional Interest) to but excluding the Redemption Date. Upon presentation of any Security redeemed in part only, the Company shall execute and deliver to the Holder thereof, at the expense of the Company, a new Security or Securities, of authorized denominations, in aggregate principal amount equal to the unredeemed portion of the Security so presented and having the same, Stated Maturity and other terms. If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal of and any premium on such Security shall, until paid, bear interest from and including the Redemption Date at the rate prescribed therefor in the Security.

          “Redemption Price” means, when used with respect to any Security to be redeemed, in whole or in part, the Special Redemption Price or the Optional Redemption Price, as applicable, at which such Security or portion thereof is to be redeemed as fixed by or pursuant to this Note Purchase Agreement.

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SECTION 15. Subordination of Securities.

          (a) Securities Subordinate to Senior Debt. The Company covenants and agrees, and each Holder of a Security, by its acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth, the payment of the principal of and any premium and interest (including any Additional Interest) on each and all of the Securities are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Debt. “Senior Debt” means the principal of and any premium and interest on (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company, whether or not such claim for post-petition interest is allowed in such proceeding) all Debt of the Company, whether incurred on or prior to the date of this Note Purchase Agreement or thereafter incurred, unless it is provided in the instrument creating or evidencing the same or pursuant to which the same is outstanding that the obligations under such instrument are not superior in right of payment to the Securities issued under this Note Purchase Agreement; provided, however, that if the Company is subject to the regulation and supervision of any Applicable Insurance Regulatory Authority, the Company shall have received the approval of each appropriate Applicable Insurance Regulatory Authority prior to issuing any such obligation if then required; and provided, further, that Senior Debt shall not be deemed to include (i) any other debt securities and guarantees in respect of such debt securities issued to any trust (or a trustee of any such trust), partnership or other entity affiliated with the Company that is a financing vehicle of the Company (a “financing entity”) in connection with the issuance by such financing entity of equity securities or other securities that are treated as equity capital for regulatory capital purposes guaranteed by the Company pursuant to an instrument that ranks pari passu with or junior in right of payment to the Securities, or (ii) subordinated debt securities issued by the Company, whether denominated in U.S. dollars or Euro, including the Floating Rate Deferrable Interest Subordinated Notes due 2036 issued by the Company pursuant to the Indenture (between the Company and JPMorgan Chase Bank, National Association, as Trustee) and the Purchase Agreement (between the Company and the Purchasers named therein), each dated as of even date herewith. “Debt” means, with respect to any Person, whether recourse is to all or a portion of the assets of such Person, whether currently existing or hereafter incurred and whether or not contingent and without duplication, (i) every obligation of such Person for money borrowed; (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person; (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or other accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such Person; (vi) all indebtedness of such Person, whether incurred on or prior to the date of this Note Purchase Agreement or thereafter incurred, for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements; (vii) every obligation of the type referred to in clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise; and (viii) any renewals, extensions, refundings, amendments or modifications of any obligation of the type referred to in clauses (i) through (vii).

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          (b) No Payment When Senior Debt in Default; Payment Over of Proceeds Upon Dissolution, Etc.

                    (i) In the event and during the continuation of any default by the Company in the payment of any principal of or any premium or interest on any Senior Debt (following any grace period, if applicable) when the same becomes due and payable, whether at maturity or at a date fixed for redemption or by declaration of acceleration or otherwise, then, upon written notice of such default to the Company by the holders of such Senior Debt or any trustee therefor, unless and until such default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) shall be made or agreed to be made on account of the principal of or any premium or interest (including any Additional Interest) on any of the Securities, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the Securities.

                    (ii) In the event of a bankruptcy, insolvency or other proceeding described in the definition of Event of Default (each such event, if any, herein sometimes referred to as a “Proceeding”), all Senior Debt (including any interest thereon accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made to any Holder of any of the Securities on account thereof. Any payment or distribution, whether in cash, securities or other property (other than securities of the Company or any other entity provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in these subordination provisions with respect to the indebtedness evidenced by the Securities, to the payment of all Senior Debt at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise (but for these subordination provisions) be payable or deliverable in respect of the Securities shall be paid or delivered directly to the holders of Senior Debt in accordance with the priorities then existing among such holders until all Senior Debt (including any interest thereon accruing after the commencement of any Proceeding) shall have been paid in full. In the event of any Proceeding, after payment in full of all sums owing with respect to Senior Debt, the Holders of the Securities, together with the holders of any obligations of the Company ranking on a parity with the Securities, shall be entitled to be paid from the remaining assets of the Company the amounts at the time due and owing on account of unpaid principal of and any premium and interest (including any Additional Interest) on the Securities and such other obligations before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or any obligations of the Company ranking junior to the Securities and such other obligations.

                    (iii) If, notwithstanding the foregoing, any payment or distribution of any character or any security, whether in cash, securities or other property (other than securities of the Company or any other entity provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in these subordination provisions with respect to the indebtedness evidenced by the Securities, to the payment of all Senior Debt at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment) shall be received by any Holder in contravention of any of the terms hereof and before all Senior Debt shall have been paid in full, such payment or distribution or security shall be received in trust for the benefit of, and shall be paid over or delivered and

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transferred to, the holders of the Senior Debt at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all such Senior Debt (including any interest thereon accruing after the commencement of any Proceeding) in full. In the event of the failure of any Holder to endorse or assign any such payment, distribution or security, each holder of Senior Debt is hereby irrevocably authorized to endorse or assign the same.

                    (iv) The Holders, at the expense of the Company, shall take such reasonable action (including the delivery of this Note Purchase Agreement to an agent for any holders of Senior Debt or consent to the filing of a financing statement with respect hereto) as may, in the opinion of counsel designated by the holders of a majority in principal amount of the Senior Debt at the time outstanding, be necessary or appropriate to assure the effectiveness of the subordination effected by these provisions.

                    (v) These subordination provisions shall not impair any rights, interests, remedies or powers of any secured creditor of the Company in respect of any security interest the creation of which is not prohibited by the provisions of this Note Purchase Agreement.

                    (vi) The securing of any obligations of the Company, otherwise ranking on a parity with the Securities or ranking junior to the Securities, shall not be deemed to prevent such obligations from constituting, respectively, obligations ranking on a parity with the Securities or ranking junior to the Securities.

          (c) Payment Permitted If No Default. Nothing contained herein or elsewhere in this Note Purchase Agreement or in any of the Securities shall prevent the Company, at any time, except during the pendency of the conditions described above or of any Proceeding, from making payments at any time of principal of and any premium or interest (including any Additional Interest) on the Securities.

          (d) Subrogation to Rights of Holders of Senior Debt. Subject to the payment in full of all amounts due or to become due on all Senior Debt, or the provision for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, the Holders of the Securities shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Debt pursuant to the provisions hereof (equally and ratably with the holders of all indebtedness of the Company that by its express terms is subordinated to Senior Debt of the Company to substantially the same extent as the Securities are subordinated to the Senior Debt and is entitled to like rights of subrogation by reason of any payments or distributions made to holders of such Senior Debt) to the rights of the holders of such Senior Debt to receive payments and distributions of cash, property and securities applicable to the Senior Debt until the principal of and any premium and interest (including any Additional Interest) on the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the Holders of the Securities would be entitled except for these subordination provisions, and no payments made pursuant to these subordination provisions to the holders of Senior Debt by Holders of the Securities, shall, as among the Company, its creditors other than holders of Senior Debt, and the Holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of the Senior Debt.

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          (e) Provisions Solely to Define Relative Rights. These subordination provisions are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Senior Debt on the other hand. Nothing contained herein or elsewhere in this Note Purchase Agreement or in the Securities is intended to or shall (a) impair, as between the Company and the Holders of the Securities, the obligations of the Company, which are absolute and unconditional, to pay to the Holders of the Securities the principal of and any premium and interest (including any Additional Interest) on the Securities as and when the same shall become due and payable in accordance with their terms, (b) affect the relative rights against the Company of the Holders of the Securities and creditors of the Company other than their rights in relation to the holders of Senior Debt or (c) prevent the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Note Purchase Agreement, including filing and voting claims in any Proceeding, subject to the rights, if any, of the holders of Senior Debt to receive cash, property and securities otherwise payable or deliverable to such Holder.

          (f) No Waiver of Subordination Provisions. No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Note Purchase Agreement, regardless of any knowledge thereof that any such holder may have or be otherwise charged with. Without in any way limiting the generality of the foregoing sentence, the holders of Senior Debt may, at any time and from to time, without the consent of or notice to the Holders of the Securities, without incurring responsibility to such Holders of the Securities and without impairing or releasing the subordination provided herein or the obligations hereunder of such Holders of the Securities to the holders of Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding, (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt, (iii) release any Person liable in any manner for the payment of Senior Debt and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

          (g) Notice to Holders. The Company shall give prompt written notice to the Holders of any fact known to the Company that would prohibit the making of any payment in respect of the Securities.

          (h) Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Company, the Holders of the Securities shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which such Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto.

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SECTION 16. No Recourse Against Others.

          No director, officer, employee, incorporator, Affiliate or stockholder of the Company shall have any liability for any obligations of the Company under the Securities or the Note Purchase Agreement or for a claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

SECTION 17. Form of Securities.

          Any Security issued hereunder shall be substantially in the following form:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND SUCH SECURITIES, AND ANY INTEREST THEREIN, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF ANY SECURITIES IS HEREBY NOTIFIED THAT THE SELLER OF THE SECURITIES MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A UNDER THE SECURITIES ACT OR BY REGULATION S UNDER THE SECURITIES ACT.

          THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITIES MAY BE OFFERED, RESOLD OR OTHERWISE TRANSFERRED ONLY (I) TO THE COMPANY, (II) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a) (1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING SUCH SECURITIES FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF AN “ACCREDITED INVESTOR” (WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT), FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (V) TO A PERSON THAT IS NEITHER A U.S. PERSON (AS DEFINED IN REGULATION S) NOR A U.S. RESIDENT (WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S, ACTING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ONE OR MORE PERSONS WITH RESPECT TO WHICH IT EXERCISES SOLE INVESTMENT DISCRETION, EACH OF WHICH IS NEITHER A U.S. PERSON (AS DEFINED IN REGULATIONS S) NOR A U.S. RESIDENT (WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT) OR (VI) PURSUANT TO AN EXEMPTION FROM THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR

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ANY OTHER APPLICABLE JURISDICTION AND IN COMPLIANCE WITH THE CERTIFICATIONS AND OTHER REQUIREMENTS SPECIFIED IN THE NOTE PURCHASE AGREEMENTREFERRED TO HEREIN AND, IN THE CASE OF (III) OR (VI), SUBJECT TO THE RIGHT OF THE COMPANY TO REQUIRE AN OPINION OF COUNSEL AND OTHER INFORMATION SATISFACTORY TO IT AND (B) THE HOLDER WILL NOTIFY ANY PURCHASER OF ANY SECURITIES FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

          THE SECURITIES WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN BLOCKS HAVING AN AGGREGATE PRINCIPAL AMOUNT OF NOT LESS THAN €100,000 AND INTEGRAL MULTIPLES OF €1,000 IN EXCESS THEREOF. TO THE FULLEST EXTENT PERMITTED BY LAW, ANY ATTEMPTED TRANSFER OF SECURITIES, OR ANY INTEREST THEREIN, IN A BLOCK HAVING AN AGGREGATE PRINCIPAL AMOUNT OF LESS THAN €100,000 AND MULTIPLES OF €1,000 IN EXCESS THEREOF SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. TO THE FULLEST EXTENT PERMITTED BY LAW, ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH SECURITIES FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF PRINCIPAL OF OR INTEREST ON SUCH SECURITIES, OR ANY INTEREST THEREIN, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH SECURITIES.

THE HOLDER OF THIS SECURITY, OR ANY INTEREST THEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT IT IS NOT AN EMPLOYEE BENEFIT, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (EACH A “PLAN”), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY PLAN’S INVESTMENT IN THE ENTITY, AND NO PERSON INVESTING “PLAN ASSETS” OF ANY PLAN MAY ACQUIRE OR HOLD THIS SECURITY OR ANY INTEREST THEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1, OR 84-14 OR ANOTHER APPLICABLE EXEMPTION OR ITS PURCHASE AND HOLDING OF THIS SECURITY, OR ANY INTEREST HEREIN, ARE NOT PROHIBITED BY SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE WITH RESPECT TO SUCH PURCHASE AND HOLDING. ANY PURCHASER OR HOLDER OF THE SECURITIES OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT EITHER (i) IT IS NOT AN EMPLOYEE BENEFIT PLAN WITHIN THE MEANING OF SECTION 3(3) OF ERISA, OR OTHER PLAN TO WHICH TITLE 1 OF ERISA OR SECTION 4975 OF THE CODE IS APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLAN, OR ANY OTHER PERSON OR ENTITY USING THE “PLAN ASSETS” OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLAN TO FINANCE SUCH PURCHASE OR (ii) SUCH PURCHASE OR HOLDING WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER

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SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE FOR WHICH FULL EXEMPTIVE RELIEF IS NOT AVAILABLE UNDER AN APPLICABLE STATUTORY OR ADMINISTRATIVE EXEMPTION.

FLAGSTONE REINSURANCE HOLDINGS LIMITED

Floating Rate Deferrable Interest Subordinated Note due 2036

No.________________	€ [___________]

          Flagstone Reinsurance Holdings Limited, a limited liability exempted company organized and existing under the laws of Bermuda (hereinafter called the “Company,” which term includes any successor Person under the Note Purchase Agreement hereinafter referred to), for value received, hereby promises to pay to [__________], or registered assigns, the principal sum of [________________] Million Euro (€[________]) on September 15, 2036 (subject to the Business Day Convention), unless redeemed prior to such date in accordance herewith and with the Note Purchase Agreement. The Company further promises to pay interest on said principal sum from August 23, 2006, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on March 15, June 15, September 15 and December 15 of each year, commencing December 15, 2006, or if any such day is not a Business Day, on the next succeeding Business Day (and additional interest shall accrue in respect of the amounts whose payment is so delayed for the period from and after any such Interest Payment Date, other than a Maturity date until such next succeeding Business Day), in each case, with the same force and effect as if made on the Interest Payment Date, at a variable rate per annum, reset quarterly on an Interest Payment Date, equal to EURIBOR plus 3.54% (the “Interest Rate”), together with Additional Amounts, if any, as provided in Section 10 of Schedule 2 to the Note Purchase Agreement, until the principal hereof is paid or duly provided for or made available for payment; provided, further, that any overdue principal, premium, if any, or Additional Amounts and any overdue installment of interest shall bear Additional Interest at a variable rate per annum, reset quarterly on an Interest Payment Date, equal to EURIBOR plus 3.54% (to the extent that the payment of such interest shall be legally enforceable), compounded quarterly, from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. Notwithstanding the foregoing, in no event shall interest accrue hereon at a rate that is higher than the maximum rate permitted by New York Law, as the same may be modified by United States Law of General Application.

          The amount of interest payable for any interest period shall be computed and paid on the basis of a 360-day year and the actual number of days elapsed in the relevant interest period. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, other than a Maturity date shall, as provided in the Note Purchase Agreement, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest installment. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, notice whereof shall be given to Holders of Securities

Sch. 2 - 26

not less than ten (10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Note Purchase Agreement.

          So long as no Event of Default has occurred and is continuing, the Company shall have the right, at any time and from time to time during the term of this Security, to defer the payment of interest on this Security for a period of up to twenty (20) consecutive quarterly interest payment periods (each such period, an “Extension Period”), during which Extension Period(s), no interest shall be due and payable. No Extension Period shall end on a date other than an Interest Payment Date, and no Extension Period shall extend beyond the Stated Maturity of the principal of this Security. No interest shall be due and payable during an Extension Period, except at the end thereof, but each installment of interest that would otherwise have been due and payable during such Extension Period shall bear Additional Interest (to the extent payment of such interest would be legally enforceable) at a variable rate per annum, reset quarterly on an Interest Payment Date, equal to EURIBOR plus 3.54%; compounded quarterly, from the dates on which amounts would have otherwise been due and payable until paid or made available for payment. At the end of any such Extension Period, the Company shall pay all interest then accrued and unpaid on this Security, together with such Additional Interest. Prior to the termination of any such Extension Period, the Company may further defer the payment of interest; provided, that (i) all such previous and further extensions comprising such Extension Period do not exceed twenty (20) consecutive quarterly interest payment periods, (ii) no Extension Period shall end on a date other than an Interest Payment Date and (iii) no Extension Period shall extend beyond the Stated Maturity of the principal of this Security. Upon the termination of any such Extension Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due on any Interest Payment Date, the Company may elect to begin a new Extension Period; provided, that (i) such Extension Period does not exceed twenty (20) consecutive quarterly interest payment periods, (ii) no Extension Period shall end on a date other than an Interest Payment Date, (iii) no Extension Period shall extend beyond the Stated Maturity of the principal of this Security and (iv) no Event of Default has occurred and is continuing. The Company shall give the Holder of this Security written notice of its election to begin any such Extension Period at least five (5) Business Days prior to the next succeeding Interest Payment Date on which interest on this Security would be payable but for such deferral.

          During any such Extension Period, the Company shall not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company’s capital stock or make any guarantee payments with respect to the foregoing, (ii) make any payment of principal of or any interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to this Security (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, (2) a dividend reinvestment or stockholder stock purchase plan and/or (3) the issuance of capital stock of the Company (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of an exchange or conversion of any class or series of the Company’s capital stock for any class or series of the Company’s capital stock or of any class or series of the

Sch. 2 - 27

Company’s indebtedness for any class or series of the Company’s capital stock, (c) the purchase of fractional interests in shares of the Company’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any Rights Plan, the issuance of rights, stock or other property under any Rights Plan, or the redemption or repurchase of rights pursuant thereto or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock and any cash payments in lieu of fractional shares issued in connection therewith, or (iii) enter into any contracts with shareholders holding more than 10% of the outstanding shares of common stock of the Company other than on an arm’s-length-basis and in the ordinary course of business.

          Payment of principal of, premium, if any, and interest on this Security shall be made in such coin or currency of the European Union as at the time of payment is legal tender for payment of public and private debts. Payments of principal, premium, if any, and interest due at the Maturity of this Security shall be made at the Place of Payment upon surrender of such Securities to the Paying Agent, and other payments of interest shall be made by wire transfer at such place and to such account at a banking institution in the European Union as may be designated in writing to the Paying Agent at least ten (10) Business Days prior to the date for payment by the Person entitled thereto unless proper written transfer instructions have not been received by the relevant date, in which case such payments shall be made by check mailed to the address of such Person as such address shall appear in the Security Register.

          The indebtedness evidenced by this Security is, to the extent provided in the Note Purchase Agreement, subordinate and junior in right of payment to the prior payment in full of all Senior Debt, and this Security is issued subject to the provisions of the Note Purchase Agreement with respect thereto. Each Holder of this Security, by accepting the same, agrees to and shall be bound by such provisions. Each Holder hereof, by his or her acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Note Purchase Agreement by each holder of Senior Debt, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

[FORM OF REVERSE OF SECURITY]

          This Security is one of a duly authorized issue of securities of the Company (the “Securities”) issued under the Note Purchase Agreement, dated as of August 23, 2006 (the “Note Purchase Agreement”), between the Company and Merrill Lynch International to which Note Purchase Agreement reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the holders of Senior Debt and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. All terms used in this Security that are defined in the Note Purchase Agreement shall have the meanings assigned to them in the Note Purchase Agreement.

          The Company may, on any Interest Payment Date, on or after September 15, 2011 and subject to the terms and conditions of the Note Purchase Agreement, redeem this Security in whole at any time or in part from time to time at a Redemption Price equal to one hundred

Sch. 2 - 28

percent (100%) of the principal amount hereof, together, in the case of any such redemption, with accrued interest, including any Additional Interest, through but excluding the date fixed as the Redemption Date; provided, that the Company shall have received the prior approval of any Applicable Insurance Regulatory Authority then required.

          Prior to September 15, 2011, upon the occurrence and during the continuation of a Special Event, the Company may, at its option, and in accordance with the Note Purchase Agreement, redeem the Securities, in whole but not in part, subject to the terms and conditions of the Note Purchase Agreement at a Redemption Price equal to one hundred seven and one half percent (107.5%) of the principal amount thereof, together, in the case of any such redemption, with accrued interest, including any Additional Interest, through but excluding the date fixed as the Redemption Date (the “Special Redemption Price”), provided, that the Company shall have received the prior approval of any Applicable Insurance Regulatory Authority with respect to such redemption if then required.

          In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof. If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected not more than sixty (60) days prior to the Redemption Date by the Calculation Agent from the Outstanding Securities not previously called for redemption, by such method as the Calculation Agent shall deem fair and appropriate and which may provide for the selection for redemption of a portion of the principal amount of any Security.

          The Note Purchase Agreement permits, with certain exceptions as herein and therein provided, the Company at any time to modify in any manner the rights and obligations of the Company and of the Holders of the Securities, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities. The Note Purchase Agreement also contains provisions permitting Holders of specified percentages in principal amount of the Securities, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Note Purchase Agreement and certain past defaults under the Note Purchase Agreement and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          No reference herein to the Note Purchase Agreement and no provision of this Security or of the Note Purchase Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium, if any, and interest, including any Additional Interest (to the extent legally enforceable), on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

          As provided in the Note Purchase Agreement and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Securities Register, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar and duly executed by, the Holder hereof

Sch. 2 - 29

or such Holder’s attorney duly authorized in writing, and thereupon one or more new Securities, of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Securities are issuable only in registered form without coupons in minimum denominations of €100,000 and any integral multiple of €1,000 in excess thereof. As provided in the Note Purchase Agreement and subject to certain limitations herein and therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          The Company and any agent of the Company may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

          The Company and, by its acceptance of this Security or a beneficial interest herein, the Holder of, and any Person that acquires a direct or indirect beneficial interest in, this Security intend and agree to treat this Security as indebtedness of the Company, for United States federal, state and local tax purposes.

          This Security shall be construed and enforced in accordance with and governed by the laws of the State of New York, without reference to its conflict of laws provisions (other than Section 5-1401 of the General Obligations Law).

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed on this________day of____________ ,20____.

Flagstone Reinsurance Holdings Limited

By:

Name:
Title:

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Schedule 3

DETERMINATION OF EURIBOR

          With respect to the Securities, the Euro-zone inter-bank offered rate (“EURIBOR”) shall be determined by the Calculation Agent with the following provisions (in each case rounded to the nearest .000001%):

          1. On the second Business Day prior to an Interest Payment Date (except with respect to the first interest payment period, such date shall be two (2) Business Days prior to the Closing Date) (each such day, a “EURIBOR Determination Date”), EURIBOR for any given Security shall for the following interest payment period equal the rate, as obtained by the Calculation Agent, at which deposits in Euro are offered by the Calculation Agent to prime banks in the Euro-zone interbank market for three month Eurodollar deposits that appears on Reuters Telerate Page 248, or such other page as may replace such Page 248, as of 11:00 a.m. (Brussels time) on such EURIBOR Determination Date.

          (2) If, on any EURIBOR Determination Date, such rate does not appear on Reuters Telerate Page 248 or such other page as may replace such Page 248, the Calculation Agent shall determine the arithmetic mean of the offered quotations of the Reference Banks (as defined below) to leading banks in the Euro-zone interbank market for three month Eurodollar deposits in an amount determined by the Calculation Agent by reference to requests for quotations as of approximately 11:00 a.m. (Brussels time) on the EURIBOR Determination Date made by the Calculation Agent to the Reference Banks. If, on any EURIBOR Determination Date, at least two of the Reference Banks provide such quotations, EURIBOR shall equal such arithmetic mean of such quotations. If, on any EURIBOR Determination Date, only one or none of the Reference Banks provide such quotations, EURIBOR shall be deemed to be the arithmetic mean of the offered quotations that leading banks in the City of New York selected by the Calculation Agent are quoting on the relevant EURIBOR Determination Date for three-month Eurodollar deposits in an amount determined by the Calculation Agent by reference to the principal Brussels offices of leading banks in the Euro-zone interbank market; provided that, if the Calculation Agent is required but is unable to determine a rate in accordance with the foregoing, EURIBOR shall be EURIBOR as determined on the previous EURIBOR Determination Date.

          (3) As used herein: “Reference Banks” means four major banks in the Euro-zone interbank market selected by the Calculation Agent; and “EURIBOR Business Day” means a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in Brussels.

Sch. 3 - 1

ANNEX A-I

          Pursuant to Section 2(b)(i) of the Note Purchase Agreement. Sidley Austin LLP, special New York counsel for the Company, shall deliver an opinion substantially in the following form:

Ladies and Gentlemen:

          This opinion is being furnished to you pursuant to Section 2(b)(i) of the Note Purchase Agreement, dated August 23, 2006 (the “Purchase Agreement”), between Flagstone Reinsurance Holdings Limited, a Bermuda company (the “Company”), and Merrill Lynch International (the “Purchaser”), relating to the issuance and sale by the Company to the Purchaser of €13,000,000 aggregate principal amount of Floating Rate Deferrable Interest Subordinated Notes due 2036 (the “Securities”). Capitalized terms used but not otherwise defined herein shall have the meaning assigned to such terms in the Purchase Agreement.

          As special U.S. counsel to the Company, we have examined and relied upon originals or copies of such agreements. instruments, certificates, records and other documents and have made such examination of law as we have deemed necessary or appropriate for the purpose of this letter, including the following:

          1. Copy of the Memorandum of Association of the Company, certified to be a true copy as of a recent date by the Registrar of Companies in Bermuda.

          2. Copy of the Bye-Laws of the Company. as amended, certified as of the date hereof by the Secretary of the Company to be a true and correct copy.

          3. Certificate of a recent date of the Registrar of Companies in Bermuda certifying the due incorporation and good standing of the Company under the laws of Bermuda.

          4. Copies, certified by the Secretary of the Company to be true and complete copies, of resolutions adopted by the Board of Directors of the Company at a meeting held on August 12, 2006 relating to the issuance and sale of the Securities.

          5. Executed counterparts of the Purchase Agreement.

          6. Copies, certified by the Secretary of the Company to be full, true and correct specimens, of the certificates representing the Securities.

          In connection with this letter, we have assumed, without independent investigation or verification, the genuineness of signatures of all persons signing any document, the legal capacity of all natural persons, the authority of all persons signing any document on behalf of parties thereto, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies or by facsimile or other means of electronic transmission or obtained by us through sites on the internet, the authenticity of the originals of such latter documents and the truth and accuracy of all matters set forth in all documents. As to all facts relevant to the opinions set forth herein, we have relied, without independent investigation or verification, on the existence and the

A-I-1

consequences of those facts upon certificates and oral or written representations or other statements of governmental authorities, public officials, officers and other representatives of the Company and their accountants and counsel and others.

Based upon the foregoing, but subject to the assumptions, limitations, qualifications and exceptions referred to herein, we are of the opinion that:

                    a. the Securities, when duly executed and delivered by the Company to the Purchaser against payment of the consideration therefor specified in the Purchase Agreement, will constitute valid and legally binding obligations of the Company, entitled to the benefit of the Purchase Agreement and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or by general principles of equity (regardless of whether considered in a proceeding in equity or at law), and except further as enforcement thereof may be limited by (1) requirements that a claim with respect to any of the Securities (or a foreign currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (2) governmental authority to limit, delay or prohibit the making of payments outside of the United States of America;

                    b. assuming the truth and accuracy of the respective representations and warranties, and compliance with the respective agreements of the Company and the Purchaser under the Purchase Agreement, it is not necessary in connection with the Company’s offer, sale and delivery of the Securities to the Purchaser to register the same under the Securities Act of 1933, as amended, under the circumstances contemplated in the Purchase Agreement (it being understood that we express no opinion as to any reoffer or resale of Securities by any Purchaser);

                    c. the Company is not required to register as an investment company under the Investment Company Act of 1940, as amended; and

                    d. except for authorizations, approvals, consents, orders, filings, registrations or qualifications that may be required by applicable securities laws, no filing, registration or qualification with, or authorization, approval, consent or order of, any U.S. federal or New York state court or governmental body or authority is required to be made or obtained by the Company under the federal laws of the United States of America or New York state law in connection with the transactions contemplated by the Purchase Agreement.

          The foregoing opinions are subject to the following assumptions, limitations, qualifications and exceptions:

A-I-2

A.

This letter is limited to matters arising under the federal laws of the United States of America and the laws of the State of New York, and we express no opinion as to the laws of any other jurisdiction or as to the municipal laws, or the laws, rules or regulations of any local agencies, of or within the State of New York. In rendering the foregoing opinions, we have relied exclusively, with your permission, as to all matters of Bermuda law, without independent investigation or verification, upon the opinion of Attride-Sterling & Woloniecki, dated the date hereof, and this letter is subject to the assumptions, limitations, qualifications and exceptions referred to therein.

B.

With respect to any instrument or agreement that we have reviewed (each, an “Instrument”), we have assumed, to the extent relevant to the opinions expressed herein, that (i) each party thereto (if not a natural person) has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, (ii) each party thereto has full right, power and authority to execute, deliver and perform its obligations under each Instrument to which it is a party, (iii) each party thereto has duly authorized, executed and delivered each Instrument to which it is a party and (iv) except to the extent otherwise specified in clause (a) or (b) above with respect to the Note Purchase Agreement and the Securities of the Company, each Instrument is a valid, legally binding and enforceable agreement or obligation of each party thereto.

          The opinions expressed herein are given as of the date hereof, and we undertake no obligation to update or supplement this letter if any applicable law changes after the date hereof or if we become aware of any fact or other circumstance that changes or might change any opinion expressed herein after the date hereof or for any other reason.

          This letter is rendered solely to, and is for the benefit of, the parties to whom it is expressly addressed in connection with the matters described herein; accordingly, this letter may not be copied or relied upon by, or be quoted or delivered to, any other person or entity (including, without limitation, any person or entity who acquires Securities from the Purchaser) or be relied upon or used by the Purchaser for any other purpose, in any case without our express prior written consent.

Very truly yours,

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ANNEX A-II

          Pursuant to Section 2(b)(ii) of the Note Purchase Agreement, Attride-Sterling & Woloniecki, special Bermuda counsel for the Company shall deliver an opinion in substantially the following form:

To: Merrill Lynch International
Merrill Lynch Finance Centre
2 King Edward Street
London, EC1A 1HQ
England

Attention: Andrew Bellis

Dear Sirs,

Flagstone Reinsurance Holdings Limited – Issuance and sale of Floating Rate Deferrable Interest Subordinated Notes due 2036

We have acted as special legal counsel in Bermuda to Flagstone Reinsurance Holdings Limited (the “Company”) in connection with the issuance and sale by the Company of up to Thirteen Million Euros in aggregate principal amount of Floating Rate Deferrable Interest Subordinated Notes due 2036 (the “Securities”).

1.	For the purpose of giving this opinion, we have reviewed the following documents:

	1.1	An executed copy of the purchase agreement (“Purchase Agreement”) between the Company and Merrill Lynch International (the “Purchaser”) relating to the sale and purchase of the Securities;

	1.2	A copy of the form of security (“Security Instrument”) to be issued pursuant to the Purchase Agreement in respect of the Securities;

(the Purchase Agreement and the Security Instrument are sometimes collectively referred to in this opinion as the “Operative Documents”)

	1.3	A copy of the memorandum of association and the bye-laws of the Company each certified by the Assistant Secretary of the Company on 22 August, 2006;

	1.4	The minutes of meetings of the board of directors of the Company held on 12 August, 2006 certified by the Assistant Secretary of the Company on 22 August, 2006; and

1.5

Certificates of Compliance from the Bermuda Ministry of Finance in respect of the Company (dated 21 August, 2006), Flagstone Reinsurance Limited (“FRL”) (dated 21 August, 2006) and Mont Fort Re Ltd. (“MFRL”) (dated 22 August,

A-II-1

2006) and from the Bermuda Monetary Authority in respect of FRL (dated 17 August, 2006) and MFRL (dated 22 August, 2006); and

	1.6	Such other documents (and made such enquiries as to questions of Bermuda law) in relation thereto as we have deemed necessary in order to render the opinions given below.

2.	We have assumed for the purposes of this opinion letter:

2.1

the capacity, power and authority of each of the parties (other than the Company) to enter into and perform its respective obligations under the Operative Documents and the due authorisation, execution and the delivery of the Operative Documents by each of the respective parties thereto (other than the Company) in the form of the execution copies examined by us;

	2.2	the genuineness and authenticity of all signatures on all documents which we have examined;

2.3

the authenticity of all documents submitted to us as originals, and the conformity to authentic originals of all documents produced to us as copies of such documents and the conformity to authentic original documents of all documents and other documentation submitted to us as certified, conformed, notarised, faxed or photostatic copies; wherever we have reviewed draft documents we have assumed that the documents were executed in all material respects in the form of such drafts;

	2.4	that each of the documents and other documentation which was received by electronic means is complete, intact and in conformity with the transmission as sent;

	2.5	the accuracy and completeness of all factual representations contained in the Operative Documents;

	2.6	that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein;

2.7

that the resolutions set forth in the Minutes are in full force and effect, have not been rescinded and that there is no matter affecting the authority of the directors to effect entry by the Company into the Operative Documents, not disclosed by the Constitutional Documents or the Minutes, which would have any adverse implication in relation to the opinions expressed herein

2.8

the validity and binding effect under the laws of the State of New York (the “Foreign Laws”) of the Operative Documents, which are expressed to be governed by such Foreign Laws in accordance with their respective terms;

	2.9	the validity and binding effect under the Foreign Laws of the submission by the Company pursuant to the Purchase Agreement to the non-exclusive jurisdiction of

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the courts of any state or federal court located within New York County, State of New York, USA (“Foreign Courts”); and

	2.10	that at the time of entering into the Operative Documents, the Company is, and after entering into the Operative Documents, will be able to pay its liabilities as they become due.

3.	Based upon and subject to the foregoing, and further subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:

3.1

Each of the Company, FRL and MFRL respectively is duly incorporated with limited liability and each of the Company, FRL and MFRL respectively is existing in good standing under the laws of Bermuda (meaning that each of the Company, FRL and MFRL respectively has not failed to make any filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which might make any of the Company, FRL and MFRL respectively liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

3.2

The entry into the Operative Documents and the execution and delivery of the Operative Documents by the Company and the performance by the Company of its respective obligations thereunder are within the corporate powers of the Company and have been duly authorised by the Company. The Operative Documents have been duly executed and delivered by or on behalf of the Company.

	3.3	The Operative Documents constitute the legal, valid and binding obligations of the Company, enforceable in Bermuda in accordance with their respective terms.

3.4

The execution and delivery by the Company of the Operative Documents and the performance by the Company of its respective obligations thereunder will not conflict with the memorandum of association or bye-laws of the Company or violate or breach any Bermuda law, regulation, order or decree.

3.5

It is not necessary to ensure the enforceability in Bermuda of any of the Operative Documents that they be registered in any register kept by, or filed with, any governmental authority or regulatory body in Bermuda. However, to the extent that any of the Operative Document, creates a charge over assets of the Company, it may be desirable to ensure the priority in Bermuda of the charge that it be registered in the Register of Charges in accordance with Section 55 of the Companies Act 1981. On registration, to the extent that Bermuda law governs the priority of a charge, such charge will have priority in Bermuda over any unregistered charges and over any subsequently registered charges, in respect of the assets which are the subject of the charge. A registration fee of $515 will be payable in respect of the registration.

While there is no exhaustive definition of a charge under Bermuda law, a charge includes any interest created in property by way of security (including any

A-II-3

mortgage, assignment, pledge, lien or hypothecation). As the Operative Documents are governed by the Foreign Laws, the question of whether they create such an interest in property would be determined under the Foreign Laws.

3.6

The submission to the jurisdiction of the Foreign Courts in the Purchase Agreement is not contrary to Bermuda law and would be recognised by the courts of Bermuda as a legal, valid and binding submission to the courts of the Foreign Laws if such submission is legal, valid and binding under the Foreign Laws.

3.7

The choice of the Foreign Laws as the governing law of each of the Operative Documents constitutes a valid choice of law and would be recognized and given effect to in any action brought before a court of competent jurisdiction in Bermuda, except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of Bermuda.

3.8

No authorisation, order, consent, approval, licence, qualification, validation or formal exemption from, or any filing, declaration or registration with any court, governmental or municipal authority or other public body of Bermuda is required in connection with the execution, delivery, and/or performance by the Company of its obligations under the Operative Documents or the enforceability or admissibility in evidence of the Operative Documents.

	3.9	The Purchaser will not be deemed to be resident, domiciled or carrying on business by reason only of the execution, performance and/or enforcement of the Operative Documents.

4.

The term “enforceable” when used in this opinion means that the obligation is of a type which the courts of Bermuda enforce. It does not mean that those obligations will be enforced in all circumstances in accordance with the terms of the Operative Documents. For example, the obligations of the Company (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors; (b) will be subject to statutory limitation of the time within which proceedings may be brought; (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available where damages are considered to be an adequate remedy; (d) may not be given effect to by a Bermuda court to the extent they are to be performed in a jurisdiction outside Bermuda and such performance would be illegal under the laws of that jurisdiction; (e) may not be given effect to by a Bermuda court, whether or not it is applying the Foreign Laws, if and to the extent they constitute the payment of an amount which is in the nature of a penalty and not in the nature of liquidated damages.

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5.	Notwithstanding any contractual submission to the jurisdiction of specific courts, a Bermuda court has inherent discretion to stay or allow proceedings in the Bermuda courts.

6.

We express no opinion as to the enforceability of any provision contained in the Operative Documents which provides for the payment of a specified rate of interest on the amount of a judgment after the date of judgment or which purports to fetter the statutory powers of the Company.

7.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda.

8.

This opinion is solely for your benefit and is not to be relied upon for any purpose other than the matters referred to in this opinion or by any other person nor quoted or referred to in any public document nor filed with any governmental agency or person, without our prior written consent, except as may be required by law or regulatory authority. Further, this opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable law or the existing circumstances should change.

Yours faithfully,

ATTRIDE-STIRLING & WOLONIECKI

A-II-5

ANNEX A-III

          Pursuant to Section 2(b)(iii) of the Purchase Agreement, the Company shall provide an Officer’s Certificate, in substantially the following form:

FLAGSTONE REINSURANCE HOLDINGS LIMITED

CERTIFICATE

          I, Anthony M. Philip, a Barrister and Attorney of the Supreme Court of Bermuda, and being the duly elected, qualified and acting Secretary of Flagstone Reinsurance Holdings Limited, a Bermuda company (the -Company”), do hereby certify pursuant to Section 2(b) (iii) of the Note Purchase Agreement (“Note Purchase Agreement”) between the Company and Merrill Lynch International as set out below. Terms used in this certificate shall, unless the context otherwise requires, have the meanings respectively ascribed thereto in the Note Purchase Agreement.

(i) Each of the Company and its subsidiaries, Flagstone Reinsurance Limited (“FRL”) and Mont Fort Re Ltd (“MFRL”) (“FRL and MFRL collectively referred to in this certificate as the “Significant Subsidiaries”) has full corporate power and authority to own or lease its properties and to conduct its business as such business is currently conducted in all material respects;

(ii) All outstanding shares of the Significant Subsidiaries have been duly authorized and validly issued, and are fully paid and nonassessable and owned of record and beneficially, directly or indirectly, by the Company;

(iii) The issuance of the Securities is not subject to any contractual preemptive rights known to me;

(iv) To the best of my knowledge, there is no action, suit or proceeding before or by any government, governmental authority, arbitrator or court, domestic or foreign, now pending or threatened against or affecting the Company or any Significant Subsidiary that could adversely affect the consummation of the transactions contemplated by the Operative Documents or could have a Material Adverse Effect;.

(v) The Company is registered under the Bermuda Companies Act 1981 (“Companies Act”) as an exempted company and the objects set out in its Memorandum of Association permit it amongst other things to hold shares in insurance companies; FRL is registered under the Companies Act as an exempted company and licensed under the Bermuda Insurance Act 1978 (“Insurance Act”) and MFRL is registered under the Companies Act as an exempted company, licensed under the Insurance Act and registered as a segregated accounts company under the Segregated Accounts Companies Act 2000 and the capital reserves accounts of the Company and its Significant Subsidiaries are in compliance with all applicable regulatory authorities with jurisdiction over such entities;

A-III-1

(vi) Neither the Company nor any Significant Subsidiaries of the Company is in breach or violation of, or default under, with or without notice or lapse of time or both, its memorandum of association, bye-laws or other governing documents or instruments; the execution, delivery and performance of the Operative Documents by the Company and the consummation by the Company of the transactions contemplated by the Operative Documents will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the creation or imposition of any lien, charge and encumbrance upon any assets or properties of the Company or any Significant Subsidiary under any agreement, indenture, mortgage or instrument that the Company or any Significant Subsidiary of the Company is a party to or by which it may be bound or to which any of its assets or properties may be subject

(vii) To the best of my knowledge, neither the Company nor any of its “Affiliates” (as defined in Rule 501(b) of Regulation D under the Securities Act (“Regulation D”) has directly or indirectly (except for actions made by any recipient of this certificate, as to which the Company makes no representation), made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of any of the Securities being issued pursuant to this transaction under the Securities Act, engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of any of the Securities, or engaged, nor will engage, in any “directed selling efforts” within the meaning of Regulation S under the Securities Act with respect to the Securities.

                    IN WITNESS WHEREOF, the undersigned has executed this certificate as of this ______ day of August, 2006.

Name:	Anthony M. Philip
Title:	Secretary

A-III-2

ANNEX B

          Pursuant to Section 2(c) of the Note Purchase Agreement, Sidley Austin LLP, special tax counsel for the Company, shall deliver an opinion to the effect that:

for United States federal income tax purposes. the Securities will constitute indebtedness of the Company.

          In rendering such opinions, such counsel may (A) state that its opinion is limited to the federal laws of the United States and (B)rely on matters or statements of fact, to the extent such counsel deems appropriate, as set forth on certificates of responsible officers of the Company and public officials.

ANNEX C

Officer’s Financial Certificate

          The undersigned, the [Chairman/Vice Chairman/Chief Executive Officer/President/ Vice President/Chief Financial Officer/Treasurer/Assistant Treasurer], hereby certifies, pursuant to Section 6(h) of the Note Purchase Agreement, dated as of August 23, 2006, among Flagstone Reinsurance Holdings Limited (the “Company”) and Merrill Lynch International, that, as of [date], [20__], the Company, if applicable, and its Subsidiary Insurance Companies (as defined below) had the following ratios and balances:

[For the Company, if applicable, and each Subsidiary Insurance Company (as defined below) provide:]

[INSURANCE COMPANY]
As of [Quarterly/Annual Financial Date], 20_

NAIC Risk Based Capital Ratio (authorized control level)		______	%
Total Policyholders’ Surplus	$	______
Consolidated Debt to Total Policyholders’ Surplus		______	%
Total Assets	$	______
NAIC Class 1 & 2 Rated Investments to Total Fixed Income Investments		______	%
NAIC Class 1 & 2 Rated Investments to Total Investments		______	%
Return on Policyholders’ Surplus		______	%
Net Premiums Written	$	______
[For Property & Casualty Companies also provide:]
[Expense Ratio]		______	%
Loss and LAE Ratio		______	%
Combined Ratio		______	%
Net Premiums Written (annualized) to Policyholders’ Surplus		______	%]

* A table describing the quarterly report calculation procedures is provided on page __

The following is a complete list as of [Quarterly/Annual Financial Date] of the Company’s subsidiaries which conduct insurance or reinsurance business (the “Subsidiary Insurance Companies”):

[List of Subsidiary Insurance Companies]

[FOR FISCAL YEAR END: Attached hereto are the audited consolidated financial statements (including the balance sheet, income statement and statement of cash flows, and notes thereto, together with the report of the independent accountants thereon) of the Company and its consolidated subsidiaries for the three years ended [date], 20__ (provided, that prior to the Certificate given with respect to fiscal year ending December 31, 2008, the Company shall only be required to provide such statement for each year in which it has been in existence and all required Statutory Financial Statements (as defined in the Note Purchase Agreement) for the year ended [date], 20__]

[FOR FISCAL QUARTER END: Attached hereto are the unaudited consolidated and consolidating for Significant Subsidiaries and other subsidiaries (if readily available), financial statements (including the balance sheet and income statement) of the Company and its consolidated subsidiaries and all required Statutory Financial Statements (as defined in the Note Purchase Agreement), if any, for the fiscal quarter ended [date], 20__, to the extent applicable.]

The financial statements fairly present in all material respects, in accordance with U.S. generally accepted accounting principles (“GAAP”), the financial position of the Company and its consolidated subsidiaries, and the results of operations and changes in financial condition as of the date, and for the [____ quarter interim] [annual] period ended [date], 20__, and such financial statements have been prepared in accordance with GAAP consistently applied throughout the period involved (expect as otherwise noted therein).

The Statutory Financial Statements fairly present in all material respects in accordance with Applicable Accounting Principles as defined in the Note Purchase Agreement) the financial position of the subject insurance company and have been prepared in accordance with Applicable Accounting Principles.

          IN WITNESS WHEREOF, the undersigned has executed this Officer’s Financial Certificate as of this ______ day of __________, 20__.

FLAGSTONE REINSURANCE HOLDINGS LIMITED

By:

Name:

Definitions for quarterly Officer’s Financial Certificate

ITEM	Definition/Formula

NAIC Risk Based Capital Ratio-P&C	Total Adjusted Capital/Authorized Control Level Risk-Based Capital
NAIC Risk Based Capital Ratio-Life	(Total Adjusted Capital-Asset Valuation Reserve)/Authorized Control Level Risk-Based Capital
Total Capital and Surplus-Life

Common Capital Stock + Preferred Capital Stock +Aggregate Write-Ins for other than special surplus funds + Surplus Notes +Gross Paid-In and Contributed Surplus + Aggregate Write-Ins for Special Surplus Funds + Unassigned Funds (Surplus) – Treasury Stock

Total Capital and Surplus-P&C

Aggregate Write-Ins for Special Surplus Funds + Common Capital Stock + Preferred Capital Stock + Aggregate Write Ins for other than special surplus funds + Surplus Notes +Gross Paid-In and Contributed Surplus + Unassigned Funds (Surplus) – Treasury Stock

Total Class 1 &2 Rated Investments to Total Fixed Income Investments	(Total Class 1 + Total Class 2 Rated Investments)/Total Fixed Income Investments
Total Class 1 & 2 Rated Investments to Total Investments	(Total Class 1 + Total Class 2 Rated Investments)/Total Investments
Total Assets	Total Assets
Return on Policyholders’ Surplus	Net Income/Policyholders’ Surplus
Expense Ratio	Other Underwriting Expenses Incurred/Net premiums Earned
Loss and LAE Ratio	(Losses Incurred + Loss Expenses Incurred)/Net Premiums Earned
Combined Ratio	Expense Ratio + Loss and LAE Ratio
Net Premiums Written (annualized) to Policyholders’ Surplus	Net Premiums Written/Policyholders’ Surplus